UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

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☐	Preliminary Proxy Statement	☐	Confidential, For Use of the
☒	Definitive Proxy Statement		Commission Only (as permitted by
☐	Definitive Additional Materials		Rule 14a-6(e)(2)
☐	Soliciting Material Pursuant to§240.14a-12

CNS RESPONSE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CNS RESPONSE, INC.

2755 Bristol Street, Suite 285
Costa Mesa, CA 92626

September 15, 2009

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of CNS Response, Inc. to be held on Tuesday, September 29, 2009 at 10:00 a.m., local time, at the Island Hotel, 690 Newport Center Drive, Newport Beach, California 92660. This meeting is very important. At this meeting, CNS stockholders will vote to elect six directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified.  We have proposed a slate of director nominees consisting of six of our current directors, including Tommy Thompson and John Pappajohn, who just recently joined our board following the $2 million initial closing of our private placement.  We are very excited to have added Messrs. Thompson and Pappajohn as directors at this critical time in CNS’s development.

I hope you will be able to attend the annual meeting in person.  We consider the votes of all of our stockholders to be important, whether you own a few shares or many. Whether or not you plan to attend, please vote your shares as soon as possible, following the instructions on the enclosed WHITE proxy card.  This will ensure that your shares are represented at the meeting whether or not you are able to attend in person.  Of course, if you do attend the meeting and wish to vote in person, you may do so.

As you may know, CNS’s former CEO, Leonard J. Brandt, has been waging a campaign to try to remove our current directors and elect himself and his own nominees either at a stockholder meeting or through an action by written consent without a meeting. He claims to have held a stockholder meeting on September 4, but it is our position that Mr. Brandt's purported actions were invalid for a number of reasons, including the fact that those actions were not permitted under our bylaws. At this time, we do not know if he will attempt to nominate a slate of directors or solicit proxies in connection with our annual meeting or whether he is continuing to solicit consents to remove our current directions and elect himself and his own nominees. If he does solicit proxies, we expect that he will either oppose our slate of directors, attempt to nominate himself and his own nominees, or both. Our board of directors believes that it is in the best interests of CNS and its stockholders to elect our nominees and reject Mr. Brandt’s attempts to seize control.  If you wish to elect our nominees, you should only vote using the WHITE proxy card that we are sending you. These matters are more fully described in the accompanying proxy statement.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF OUR DIRECTOR NOMINEES.

Your vote is extremely important. You may vote by proxy by mail, fax or email by completing, signing, dating and returning the WHITE proxy card in the postage-paid envelope provided or by scanning or faxing the proxy card to CNS at the email address and fax numbers indicated in the proxy statement. You may revoke your proxy at any time before it is exercised at our annual meeting.

Very truly yours,

/s/ George Carpenter
George Carpenter
Chairman of the Board of Directors and Chief Executive Officer

CNS RESPONSE, INC.
2755 Bristol Street, Suite 285
Costa Mesa, CA 92626

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CNS Response, Inc. (“CNS”) will be held at the Island Hotel, 690 Newport Center Drive, Newport Beach, California 92660 on Tuesday, September 29, 2009 at 10:00 a.m., local time for the purpose of considering and acting on the following matters:

1.	To elect six directors to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified.
2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

These items are more fully described in the proxy statement accompanying this Notice.

The board of directors has fixed the close of business on Thursday, August 27, 2009 as the record date for determining CNS stockholders entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

Your vote is extremely important.  All CNS stockholders are cordially invited to attend the annual meeting in person.  Whether or not you plan to attend in person, you are urged to mark, date, sign and return the enclosed WHITE proxy card as promptly as possible in the postage-prepaid envelope provided, or scan or fax your completed proxy card to the email address and fax numbers indicated in the proxy statement – this will ensure that your CNS shares are represented and that a quorum is present at the annual meeting.  If you submit your proxy and then decide to attend the annual meeting and wish to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures identified in the accompanying proxy statement. Only CNS stockholders of record at the close of business on Thursday, August 27, 2009 are entitled to notice of, to attend and to vote at, the annual meeting.

As you may know, CNS’s former CEO, Leonard J. Brandt, has been soliciting proxies and written consents in an attempt to remove our current directors and elect himself and his own nominees. He claims to have held a stockholder meeting on September 4, but it is our position that Mr. Brandt’s purported actions were invalid for a number of reasons, including the fact that those actions were not permitted under our bylaws. At this time, we do not know if he will attempt to nominate a slate of directors or solicit proxies in connection with our annual meeting or whether he is continuing to solicit consents to remove our current directors and elect himself and his own nominees.  If he does solicit proxies, we expect that he will either oppose our slate of directors, attempt to nominate himself and his own nominees, or both.

Any communications you may receive from Mr. Brandt are not communications made, authorized or endorsed by CNS.  Although Mr. Brandt is currently a CNS director, he is not being nominated by CNS to be elected as a director at the annual meeting and his communications are made solely in his capacity as a CNS stockholder.  You should not consider any communication from him or any statement made by him as being a statement by or on behalf of CNS or our board of directors.  You should assume that any contact he makes with you is in his capacity as a stockholder, not as a director or representative of CNS.  THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE BOARD’S NOMINEES IDENTIFIED ON THE ENCLOSED WHITE PROXY CARD.

Important Notice Regarding Internet Availability Of Proxy Materials For The Annual Meeting Of Stockholders:   This proxy statement, the accompanying form of proxy card and CNS’s Annual Report (the “Annual Report”) are available at www.cnsresponse.com.  Pursuant to Securities and Exchange Commission rules, we are providing you access to our proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the Internet.

If you have any questions or require any assistance with voting your shares, please contact:

George Carpenter, CEO
CNS Response, Inc.
gcarpenter@cnsresponse.com

By order of the Board of Directors,

/s/ George Carpenter

George Carpenter
Secretary
Costa Mesa, California
September 15, 2009

IMPORTANT: Whether or not you expect to attend the annual meeting in person, we urge you to submit a completed WHITE proxy card to vote your shares.  This will help ensure the presence of a quorum at the annual meeting.  Promptly voting your shares will help to save CNS the expense of additional solicitations.  As described in the accompanying proxy statement, submitting your WHITE proxy card now will not prevent you from voting your shares at the annual meeting if you desire to do so.

_________________________________________________________

THIS PROXY STATEMENT ALSO INCLUDES THE WHITE PROXY CARD FOR YOUR USE IN
VOTING FOR THE ELECTION OF DIRECTORS.
_________________________________________________________

CNS RESPONSE, INC.

2755 Bristol Street, Suite 285
Costa Mesa, CA 92626
_________________________________________

PROXY STATEMENT
_________________________________________

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 29, 2009
_________________________________________

ABOUT THE MEETING

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of CNS Response, Inc.  (“CNS,” the “Company,” “we,” “our,” or “us”) for use in connection with CNS’s annual meeting of stockholders (the “annual meeting” or the “meeting”), to be held on Tuesday, September 29, 2009 at 10:00 a.m., local time, at the Island Hotel in Newport Beach, California, and any adjournment or postponement thereof. This proxy statement, the enclosed WHITE  proxy card and the Company’s 2008 Annual Report to Stockholders are being sent to stockholders entitled to vote at the annual meeting.

At the annual meeting, stockholders of record as of August 27, 2009 will be entitled to vote in the election of directors.  Our nominees for director are:

• George Carpenter	• John Pappajohn
• Henry Harbin, M.D.	• Tommy Thompson
• David B. Jones	• Jerome Vaccaro, M.D.

All of our nominees are currently serving as CNS directors, and Messrs. Pappajohn and Thompson just recently joined the board.  Mr. Pappajohn has recently made significant investments in CNS and has more than 40 years’ experience as an investor in life sciences and healthcare related companies and serves as a member of the board of directors of a number of growing healthcare-related companies.  Mr. Thompson is the former Secretary of the U.S. Department of Health and Human Services, a four-term governor of Wisconsin, and is one of the nation's leading advocates for the health and welfare of all Americans.  Their biographies, along with the biographies of our other nominees, are included later in this proxy statement.

We have determined not to nominate Leonard J. Brandt for election as a director.  As you know, Mr. Brandt, who currently serves as a CNS director, was removed by the board as the Company’s Chief Executive Officer in April 2009.  Since that time he has been waging a campaign to unseat our other directors and replace them with himself and his own nominees.  He has already attempted to call purported special meetings eight times since June and has solicited proxies and written consents in connection with those purported meetings.  He also claims to have taken action at a purported stockholder meeting on September 4, but it is our position that those purported actions were invalid for a number of reasons, including the fact that those actions were not permitted under our bylaws. At this time, we do not know if he will attempt to nominate a slate of directors or solicit proxies in connection with our annual meeting or whether he is continuing to solicit consents to remove our current directors and elect himself and his own nominees. If he does, we expect that he will either oppose our slate of directors, attempt to nominate himself and his own nominees, or both. Additional details concerning Mr. Brandt’s activities are discussed elsewhere in this proxy statement.

Our board of directors believes that it is in the best interest of CNS and its stockholders to elect the nominees identified above.  In the event that Mr. Brandt attempts to propose himself and his own nominees for election, we intend to oppose the election of Mr. Brandt and any of his director nominees and any we also intend to oppose attempt by him to cause the removal of our current directors through action by written consent.  THEREFORE, OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF OUR DIRECTOR NOMINEES AND URGES YOU TO RETURN THE WHITE PROXY CARD AS SOON AS POSSIBLE.

BACKGROUND OF OUR SOLICITATION

We have called our annual meeting and proposed the election of six nominees for director.  We believe these nominees will provide the type of leadership that will help CNS move forward as we enter a critical phase in CNS’s growth and development.

As you know, CNS made an important change in April 2009 when the board of directors dismissed Leonard J. Brandt as our CEO and replaced him with George Carpenter, who had been serving as our President.  The board decided to make this change for a number of reasons, but the primary reasons were Mr. Brandt's repeated failures to secure financing, his shortcomings as a manager, and a fundamental disagreement between the other directors and Mr. Brandt regarding the Company’s strategy.  Mr. Brandt, after 12 months of being unsuccessful in his efforts to secure acceptable financing for CNS, recommended to the board that we reduce staff, discontinue payroll, notify our clinical trial sites that further payments would be delayed or suspended, and use bridge loans to “drip feed” CNS on a month-to-month basis.  Our other directors disagreed with this recommendation, and determined that Mr. Carpenter was better qualified to lead our efforts to secure additional financing to complete the clinical trial, continue to lay the groundwork for commercialization and place CNS on a sound financial footing that we expect will allow us to implement our business plan.

We believe that Mr. Carpenter has made great progress over the last four months, as evidenced by a variety of positive developments, including our successful capital raising efforts that to date have resulted in over $2 million in additional cash investment and the elimination of $1.7 million in indebtedness through the automatic conversion of outstanding notes upon the completion of the financing.  He also has been instrumental in our efforts in getting Messrs. Thompson and Pappajohn to join our board of directors.  The addition of Messrs. Thompson and Pappajohn, and their many years of relevant experience in business, finance and government, strengthens our board’s ability to face the challenges we anticipate as CNS continues its growth.

Unfortunately, Mr. Brandt has spent the last four months reacting to his removal and engaging in a number of activities that we believe have the goals of preventing our financing initiatives and restoring himself to power.  So far, those efforts have not benefited CNS or our stockholders – they only have caused us to incur significant legal and related expenses and have caused our management and directors to spend valuable time contending with Mr.  Brandt.  As you may know, to date Mr. Brandt has attempted to call, hold, adjourn and/or reconvene purported special meetings on eight occasions since June and has made a number of SEC filings which we believe have contained falsehoods and misleading statements and we have been vigorously contesting these actions in both state and federal court. He now even claims to have taken action at a purported stockholder meeting on September 4, even though he knows that the Company’s bylaws would not permit him to do so, and is seeking to have a Delaware court validate his actions and prevent us from having our annual meeting.  Further information about these matters is included under the caption “OTHER MATTERS – Purported September 4 Stockholders Meeting.”

As part of his campaign, Mr. Brandt has made a number of statements suggesting that his purpose in calling his many meetings has been to allow CNS stockholders to exercise their right to elect directors.  In that vein, he has criticized CNS for not holding a stockholder meeting that would allow stockholders to elect directors – implying that CNS itself and other CNS directors have been standing in the way of an annual meeting.  He has chosen not to highlight some relevant facts, however, when he makes these statements –  like the fact that he was CNS’s Chairman for many years and, as Chairman, could have called a meeting at any time during his tenure, a procedure that does not require the approval of any of the other directors; or, that during his entire tenure as a director, he has never made a motion at any meeting of directors to call an annual meeting, including at the June 18 board meeting occuring just one day before he launched his campaign to call his own meeting of stockholders. We believe that his initial purpose in purporting to call a meeting in his capacity as a stockholder was to try to catch the Company by surprise, act quickly to change the board and then tell the rest of the stockholders what he had done.  When that strategy did not work, he tried again and again - a total of seven times - before he finally delivered a proxy statement to CNS stockholders and invited other stockholders beyond the short list he already had solicited to participate in his purported meeting – not just those of you who were inclined to travel to Dover, Delaware on a holiday, a Sunday or any of the other five occasions Mr. Brandt’s designee stood in the hallway of an office building and claimed he or she was convening a stockholder meeting. Then he neglected to tell stockholders that he could not even call a meeting to elect directors under our bylaws and Delaware law, that he had not complied with our bylaw requirements regarding the process to be followed in calling a special meeting generally, and that he unilaterally tried to set a record date that conflicted with the record date set by our board, in an egregious attempt to prevent certain CNS stockholders from voting at his purported meeting.

Our goal for the annual meeting is to have CNS stockholders elect directors after considering the information contained in this proxy statement, assessing the qualifications of our nominees, and reviewing the recent steps the board of directors and our senior management have taken to stabilize the Company’s finances, implement our business plan and set the stage for CNS’s future.  We believe that is the best way for you to be able to judge our performance and plans for CNS and exercise your right to vote.

QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING

Why am I receiving these materials?

We are sending you this proxy statement because the board of directors is soliciting your proxy to vote at our annual meeting.  This proxy statement provides information regarding the matters that we will act on at the annual meeting and summarizes the information you need in order to vote at the annual meeting. You do not need to attend the annual meeting to vote your CNS shares.  Please read this proxy statement, as it contains important information you need to know to vote at the annual meeting.

When and where will the annual meeting take place?

The annual meeting will be held on Tuesday, September 29, 2009 at 10:00 a.m., local time, at the Island Hotel, 690 Newport Center Drive, Newport Beach, California 92660.

Who is soliciting my vote?

This proxy statement and the WHITE proxy card are provided in connection with the solicitation of proxies by our board of directors for the annual meeting.  Proxy materials, including this proxy statement and the WHITE  proxy card, were filed by us with the Securities and Exchange Commission on September 3, 2009, and we are first making this proxy statement available to stockholders on or around September 15, 2009.

What am I being asked to vote on?

•	To elect six directors to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified.
•	To transact such other business as may properly come before the meeting or any adjournment thereof.

With respect to the election of directors, the board of directors has fixed the current number of directors at seven, but has acted to re-set the number of authorized directors from seven to six in connection with the election of directors at the annual meeting. This means that there will be six members of the board following the annual meeting. The board has nominated one individual for each position on the board to be filled at the annual meeting.   Those nominees are:

•	George Carpenter
•	Henry Harbin, M.D.
•	David B. Jones
•	John Pappajohn
•	Tommy Thompson
•	Jerome Vaccaro, M.D.

How does the board of directors recommend that I vote?

Our board of directors recommends that you vote “FOR” the election of each of our director nominees.

Unless you give other instructions on your WHITE proxy card, the persons named as proxy holders on the WHITE proxy card will vote in accordance with the recommendations of our board of directors.  This means that if you return an executed WHITE proxy card to us without checking any of the voting boxes, the proxy will be voted  “FOR” the election of each of our director nominees.

Who may vote at the annual meeting?

Our common stock is the only class of voting shares.  Holders of record of our common stock at the close of business on August 27, 2009, the record date for the annual meeting, are entitled to vote on each matter properly brought before the annual meeting and at any adjournment or postponement of the meeting.

How many votes do I have?

CNS stockholders have one vote for each share of common stock owned on the record date on each matter properly brought before the annual meeting and at any adjournment or postponement of the meeting.

How many votes may be cast by all stockholders?

As of the close of business on August 27, 2009, 41,781,129 shares of our common stock were outstanding and each share is entitled to one vote on each matter properly brought before the annual meeting and at any adjournment or postponement of the meeting.

How do I vote?

You may vote by attending the annual meeting and voting in person or by submitting a proxy.  The method of voting by proxy will be different depending on whether your shares are held by you directly as the record holder or if your shares are held in “street name” by a broker, bank or nominee on your behalf.

•
Record holders.  If you hold your CNS shares as a record holder, you may vote your shares by completing, dating and signing the WHITE proxy card that is included with this proxy statement and promptly returning it in the pre-addressed, postage paid envelope we are providing to you.  You also have the option of  submitting your proxy electronically via email or by fax by following the instructions described below.  You also have the right to vote in person at the meeting, and if you choose to do so, you can bring the enclosed WHITE  proxy card or vote using the ballot provided at the annual meeting.

If you vote by proxy, your shares will be voted at the annual meeting in the manner specified by you.  If you  sign, date and return your WHITE  proxy card, but do not specify how you want your shares voted,they will be voted by the proxy holder as recommended by the board.

•
“Street name” holders.  If you hold your CNS shares in street name, you are what is commonly known as a “beneficial owner,” and you should receive a notice from your broker, bank or other nominee that includes instructions on how to vote your CNS shares.  Your broker, bank or nominee may allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone.  You also may request paper copies of the proxy statement and WHITE  proxy card from your broker.  Because a beneficial holder is not the stockholder of record, you may not vote these shares in person at the annual meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the meeting.

If you hold your shares in street name and do not provide your broker with specific voting instructions regarding the election of directors, the broker will not be able to vote your shares on your behalf because the broker does not have discretionary authority to vote on certain non-routine items, such as director elections that may be deemed to be contested elections – the broker must receive voting instructions from you as the beneficial owner of the shares.

Even if you plan to attend the annual meeting, we ask that you vote your shares in advance using the WHITE proxy card so that your vote will be counted if you later decide not to attend the annual meeting.

To vote for our nominees – George Carpenter, Henry Harbin, M.D., David B. Jones, John Pappajohn, Tommy Thompson and Jerome Vaccaro, M.D. – you must follow the instructions on the WHITE proxy card or attend the annual meeting in person and vote by ballot for our nominees.  Please also be aware that you cannot vote for our nominees on any proxy card or consent form other than our WHITE proxy card.

If you have any questions about how to ensure that your shares are voted at the annual meeting in accordance with your wishes, please contact:

George Carpenter CEO
CNS Response, Inc.
gcarpenter@cnsresponse.com

Can I send in my proxy by fax or by email?

Yes.  You may fax your completed and signed proxy card to us at (866) 294-2611. You also may fax your completed and signed proxy card to American Stock Transfer & Trust Company at (718) 921-8331. You also may email a completed and signed proxy card to us by scanning your completed and signed proxy card and emailing it to the attention of Paul Buck at pbuck@cnsresponse.com.

How many votes must be present to hold the annual meeting?

A quorum must be present, in person or by proxy, for business to be transacted at the annual meeting.  The presence in person or by proxy of the holders of a majority of the outstanding shares of our common stock entitled to vote at the annual meeting will constitute a quorum for the transaction of business at the annual meeting.  Based on shares of our common stock outstanding on the record date, 20,890,565 shares of our common stock must be present either in person or by proxy for a quorum.

Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining the presence or absence of a quorum.  A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.  In order for us to determine that enough votes will be present to hold the annual meeting and transact business, we urge you to vote as soon as possible by submitting the WHITE proxy card.

What vote is required to elect the directors?

A plurality of the voting power of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors is required for the election of directors.  This means that the six nominees receiving the highest number of affirmative votes will be elected to the Board of directors.  There is no cumulative voting in the election of directors.

How will votes be counted?

With respect to the election of directors, you may vote “FOR” or “WITHHOLD” on each of the six nominees. “Withhold” votes and broker non-votes will not affect the outcome of the election.

May I revoke my vote?

You may revoke your vote at any time before your proxy is voted at the annual meeting.  The action you must take to revoke your vote will be different depending on whether your shares are held by you directly as the record holder or if your shares are held in “street name” by a broker, bank or nominee on your behalf.

•
Record holders.  If you hold your CNS shares as a record holder, you may revoke your proxy at any time before your proxy is voted at the annual meeting by (i) delivering to CNS a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked, (ii) signing and delivering a new paper proxy, relating to the same shares and bearing a later date than the original proxy,  (iii) submitting another proxy by email or fax relating to the same shares and bearing a later date than the original proxy, or (iv) attending the annual meeting and voting in person, although attendance at the annual meeting will not, by itself, revoke a proxy.

•
“Street name” holders.  If you hold your CNS shares in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee to find out how to do so.

Will any other business be conducted at the annual meeting?

It is not currently expected that any matter other than those identified above will be voted upon at the annual meeting (other than procedural matters with respect to the conduct of the meeting that may properly arise).  With respect to any other matter that properly comes before the meeting, the proxy holders will vote as may be recommended by our board or, if no recommendation is given, in their own discretion.

May I vote in person?

Yes. If you plan to attend the annual meeting and wish to vote in person, you will be given a ballot at the annual meeting. Please note, however, that if your shares are held in street name, you must bring to the annual meeting a “legal proxy” from the record holder of the shares, which is the broker, bank or other nominee, authorizing you to vote at the annual meeting.

What do I need for admission to the annual meeting?

You are entitled to attend the annual meeting in person only if you are a stockholder of record or a beneficial owner of our stock as of the close of business on August 27, 2009, or if you hold a valid proxy for the annual meeting.  To attend the meeting, you must bring with you
•	photo identification; and
•
if you hold in “street name,” you should provide proof of beneficial ownership on the record date, a copy of the WHITE voting-instruction card provided by your broker, bank, or other nominee, or other similar evidence of ownership as of the record date, as well as your photo identification.

If you are the stockholder of record, your name will be verified against the list of stockholders of record prior to your admittance to the annual meeting.

The use of cameras, recording devices and other electronic devices at the annual meeting is prohibited, and such devices will not be allowed in the meeting or any other related areas, except by credentialed media. We realize that many cellular phones personal digital assistants have built-in digital cameras, and while you may bring these into the meeting venue, you may not use the camera function at any time.

What happens if the annual meeting is postponed or adjourned?

Your proxy will remain valid and may be voted when the postponed or adjourned meeting is held. You may change or revoke your proxy until it is voted.

Who pays for the solicitation of proxies?

We will pay the cost of preparing this proxy statement and the related WHITE proxy card and notice of meeting, as well as any other materials that may be distributed on behalf of our Board, and any cost of soliciting your vote on behalf of the board. We also pay all annual meeting expenses.

We may use the services of our directors, officers, employees and others to solicit proxies, personally or by mail, telephone, or facsimile. Appendix I to this proxy statement sets forth information about the directors and other individuals who, under rules promulgated by the Securities and Exchange Commission, are “participants” in our solicitation of proxies in connection with the annual meeting. We may also make arrangements with brokers, banks and other custodians, nominees, fiduciaries and stockholders of record to forward solicitation material to the beneficial owners of stock held of record by such persons. We may reimburse such individuals or firms for reasonable out-of-pocket expenses incurred by them in soliciting proxies, but we will not pay any compensation for their services. We estimate that our total expenditures related to the solicitation of proxies for the annual meeting will be approximately $ 75,000.  As of August 31, 2009, our total expenditures relating to these solicitations have been approximately $25,000. We also may engage a proxy solicitation firm to assist with the solicitation of proxies, although we have not yet determined to do so, and we expect that if we do engage a proxy solicitation firm that the additional cost to be borne by us will be approximately $35,000.

May I access the proxy materials for the annual meeting on the Internet?

Under recently implemented rules of the Securities and Exchange Commission, we are providing access to our proxy materials both by sending you this full set of proxy materials, including the WHITE  proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement, the accompanying form of WHITE  proxy card and the Company's Annual Report on Form 10-K (as amended) for the fiscal year ended September 30, 2008 are available at www.CNSResponse.com.

_______________________________________________

Note Regarding Householding of Annual Meeting Materials
_______________________________________________

To reduce the expenses of delivering duplicate proxy materials to our stockholders, we are relying upon Securities and Exchange Commission rules that permit us to deliver only one proxy statement and annual report to multiple beneficial owners who share an address unless we received contrary instructions from any beneficial owner at that address. If you hold your shares in “street name” (i.e., in the name of a bank, broker or other nominee), share an address with another beneficial owner, and have received only one proxy statement and annual report, you may contact the bank, broker or other nominee to request a separate copy of these materials or to discontinue householding. You may also request separate copies of our proxy statement and annual report by contacting us at:
CNS Response, Inc., 2755 Bristol Street, Suite 285, Costa Mesa, CA 92626 – attention:  Corporate Secretary, or by calling us at (714) 545-3288.

MATTERS REQUIRING STOCKHOLDER ACTION

PROPOSAL  NO. 1 – ELECTION OF DIRECTORS

Proposal 1 is for the election of six directors to hold office until our next annual meeting of stockholders or until their respective successors have been duly elected and qualified.  Our certificate of incorporation, as amended, provides that the number of directors of the Company shall be fixed from time to time by our board of directors.  The board of directors has fixed the number of directors at seven, and has acted to re-set the number of authorized directors to six in connection with the election of directors at the annual meeting.

Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” all of the nominees named below.  If any nominee is unable or unwilling to serve as a director at the time of the annual meeting, the proxies will be voted for such other nominee(s) as shall be designated by the board of directors to fill any vacancy, or, alternatively, the board may determine to reduce the number of directors. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

Proxies may not be voted for more than six directors. The six nominees receiving the highest number of affirmative votes of the shares entitled to vote at the meeting will be elected. Stockholders may not cumulate votes in the election of directors.

The board of directors has nominated and proposes the election of the following nominees as directors:

• George Carpenter	• John Pappajohn
• Henry Harbin, M.D.	• Tommy Thompson
• David B. Jones	• Jerome Vaccaro, M.D.

The principal occupation and certain other information about the nominees and certain executive officers are set forth on the following pages.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE
ELECTION OF THE NOMINEES LISTED ABOVE.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES AND COMPANY MANAGEMENT

DIRECTOR NOMINEES

The following table sets forth the name, age and position of each of our director nominees as of August 31, 2009 and the current positions that they hold with us:

Name	Age	Position Held
George Carpenter	51	Chairman, Chief Executive Officer and Secretary
Dr. Henry T. Harbin	62	Director
David B. Jones	65	Director
John Pappajohn	81	Director
Tommy Thompson	66	Director
Jerome Vaccaro, M.D.	53	Director

George Carpenter, Chairman of the Board, Chief Executive Officer, Secretary

George Carpenter has served as our Chief Executive Officer since April 10, 2009 and prior to that date served as our President since October 1, 2007.  Prior to joining us, Mr. Carpenter was the President & CEO of WorkWell Systems, Inc., a national physical medicine firm that manages occupational health programs for Fortune 500 employers.  Prior to his position at WorkWell Systems, Mr. Carpenter founded and served as Chairman and CEO of Core, Inc., a company focused on integrated disability management and work-force analytics.  Core was acquired in 2001 by Assurant, Inc.  From 1984 to 1990, Mr. Carpenter was a Vice President of Operations with Baxter Healthcare, served as a Director of Business Development and as a strategic partner for Baxter's alternate site businesses.  Mr. Carpenter began his career at Inland Steel where he served as a Senior Systems Consultant in manufacturing process control. Mr. Carpenter holds an MBA in Finance from the University of Chicago and a BA with Distinction in International Policy & Law from Dartmouth College.

Henry T. Harbin, M.D., Director

Henry Harbin, M.D. joined our Board of directors on October 17, 2007.  Dr. Harbin is a Psychiatrist with over 30 years of experience in the behavioral health field. He has held a number of senior positions in both public and private health care organizations. He worked for 10 years in the public mental health system in Maryland serving as Director of the state mental health authority for three of those years.  He has been CEO of two national behavioral healthcare companies - Greenspring Health Services and Magellan Health Services. At the time he was CEO of Magellan, it was the largest managed behavioral healthcare company managing the mental health and substance abuse benefits of approximately 70 million Americans including persons who were insured by private employers, Medicaid and Medicare. In 2002 and 2003, he served on the President's New Freedom Commission on Mental Health.  As a part of the Commission he was chair of the subcommittee for the Interface between Mental Health and General Medicine.  In 2005, he served as co-chair of the National Business Group on Health's work group that produced the Employer's Guide to Behavioral Health Services in December 2005. Since 2004, Dr. Harbin has been providing health care consulting services to a number of private and public organizations.

David B. Jones, Director

David B. Jones has been a director of CNS California since August 2006, and became a director of the company upon completion of our merger with CNS California on March 7, 2007.  Mr. Jones currently serves as a partner of Sail Venture Partners, L.P., a position which he has held since 2003.  From 1998 to 2004, Mr. Jones served as Chairman and Chief Executive Officer of Dartron, Inc., a computer accessories manufacturer. From 1985 to 1997, Mr. Jones was a general partner of InterVen Partners, a venture capital firm with offices in Southern California and Portland, Oregon. From 1979 to 1985, Mr. Jones was President and Chief Executive Officer of First Interstate Capital, Inc., the venture capital affiliate of First Interstate Bancorp. Mr. Jones is a graduate of Dartmouth College and holds Masters of Business Administration and law degrees from the University of Southern California.

John Pappajohn, Director

John Pappajohn joined the CNS board of directors on August 26, 2009.  Since 1969, Mr. Pappajohn has been the President and sole owner of Pappajohn Capital Resources, a venture capital firm, and President and sole owner of Equity Dynamics, Inc., a financial consulting firm, both located in Des Moines, Iowa.  He serves as a director on the boards of the following public companies:  American CareSource Inc., Dallas, TX since 1994; since 1996; PharmAthene, Inc., Annapolis, MD., since 2007; Spectrascience, Inc., San Diego, CA, since 2007; CareGuide, Inc., Florida,  (formerly Patient Infosystems, Inc.),  since 1996; and ConMed Healthcare Management, Inc., Hanover, MD since 2005.

Tommy Thompson, Director

Tommy G. Thompson joined the CNS board of directors on August 26, 2009.  Mr. Thompson is the former Health and Human Services Secretary and four-term Governor of Wisconsin is a partner at the law firm of Akin Gump Strauss Hauer & Feld.  He serves on the boards of CR Bard and Centene Corporation, both which are public companies, and is Chairman of AGA Medical Corporation, a privately-held company.  Thompson served as HHS Secretary from 2001 to 2005 and is one of the nation's leading advocates for the health and welfare of all Americans. He is the 19th individual to serve as Secretary of the department, which employs more than 60,000 personnel and has a fiscal year 2005 budget of $584 billion.  Thompson has dedicated his professional life to public service and served as Governor of Wisconsin from 1987 to 2001. Thompson was re-elected to office for a third term in 1994 and a fourth term in 1998.   At HHS, Thompson led the Administration’s efforts to pass and implement a new Medicare law that is for the first time providing a drug benefit to America’s seniors. As governor, Thompson created the nation's first parental school choice program in 1990, allowing low-income Milwaukee families to send children to the private or public school of their choice. He created Wisconsin's Council on Model Academic Standards, which implemented high academic standards for English language arts, math, science and social studies. Thompson began his career in public service in 1966 as a representative in Wisconsin's state Assembly. He was elected assistant Assembly minority leader in 1973 and Assembly minority leader in 1981. Thompson has received numerous awards for his public service, including the Anti-Defamation League's Distinguished Public Service Award. In 1997, Thompson received Governing Magazine's Public Official of the Year Award, and the Horatio Alger Award in 1998. Thompson served as chairman of the National Governors' Association, the Education Commission of the States and the Midwestern Governors' Conference. Thompson also served in the Wisconsin National Guard and the Army Reserve.

Jerome Vaccaro, M.D., Director

Jerome Vaccaro, M.D., joined the Board of directors of CNS California in 2006 and became a director of the company upon completion of our merger with CNS California on March 7, 2007.  Dr. Vaccaro is President and Chief Operating Officer of APS Healthcare, Inc, (APS) a privately held specialty healthcare company.  Prior to his appointment as president of APS, Mr. Vaccaro served as Senior Vice President with United Health Group’s Specialized Care Services. He has served in a number of health care executive roles, most recently as Chief Executive Officer of United Behavioral Health, and before that as President and Chief Executive Officer of PacifiCare Behavioral Health (“PBH”). Dr. Vaccaro has also served as Medical Director of PBH (1996-2001), Chief Executive Officer of PacifiCare Dental and Vision (2002-2004), and Senior Vice President for the PacifiCare Specialty Health Division (2002-2004). Dr. Vaccaro has an extensive background in community mental health and public sector work, including editing the textbook, “Practicing Psychiatry in the Community,” which is hailed as the definitive community psychiatry text. Dr. Vaccaro completed medical school and a Psychiatry Residency at the Albert Einstein College of Medicine in New York City. After his training, Dr. Vaccaro served on the full-time faculty of the University of Hawaii (1985-1989) and UCLA (1989-1996) Departments of Psychiatry.

OTHER EXECUTIVE OFFICERS

Daniel Hoffman, Chief Medical Officer and President

Dr. Hoffman, 61, became our President on April 10, 2009 and our Chief Medical Officer on January 15, 2008 upon our acquisition of Neuro-Therapy Clinic, P.C, which at the time of the acquisition was our largest customer.  Dr. Hoffman is a Neuropsychiatrist with over 25 years experience treating general psychiatric conditions such as depression, bipolar disorder and anxiety. He provides the newest advances in diagnosing and treating attentional and learning problems in children and adults. Dr. Hoffman has authored over 40 professional articles, textbook chapters, poster presentations and letters to the editors on various aspects of neuropsychiatry, Quantitative EEG, LORETA, Referenced EEG, advances in medication management, national position papers and standards, Mild Traumatic Brain Injury, neurocognitive effects of Silicone Toxicity, sexual dysfunction and other various topics. Dr. Hoffman has given over 58 major presentations and seminars, including Grand Rounds at Universities and Hospitals, workshops and presentations at national society meeting (such as American Psychiatric Association and American Neuropsychiatric Association, national CME conferences, insurance companies, national professional associations, panel member discussant, and presenter of poster sessions. Dr Hoffman has a Bachelor of Science in Psychology from the University of Michigan, an MD from Wayne State University School of Medicine and conducted his Residency in Psychiatry at the University of Colorado Health Sciences Center. During the past five years, Dr. Hoffman has served as the President and CEO of Neuro-Therapy Clinic, P.C., a wholly-owned subsidiary of the company that is focused on discovering ways to integrate technology into the creation of better business practices.

BOARD COMPOSITION AND COMMITTEES AND DIRECTOR INDEPENDENCE

Our board of directors currently consists of seven members: George Carpenter, Henry Harbin, David Jones, John Pappajohn, Tommy Thompson, Jerome Vaccaro and Leonard Brandt.  Messrs. Pappajohn and Thompson just recently joined our board of directors on August 26, 2009; they were not members of the board during our last fiscal year, which ended on September 30, 2008.

Currently, we do not have any committees, including an audit committee, compensation committee, or nominating and corporate governance committee and the functions customarily delegated to these committees are performed by our full board of directors.  In addition, we do not have any charters that relate to the functions traditionally performed by these committees.  We are not a “listed company” under SEC rules and are therefore not required to have separate committees comprised of independent directors. We have, however, determined that David Jones, Jerome Vaccaro, Henry Harbin, John Pappajohn and Tommy Thompson are “independent” as that term is defined in Section 5600 of the Nasdaq Listing Rules as required by the NASDAQ Stock Market.  In addition, although our full board of directors functions as our audit committee, we have determined that Jerome Vaccaro, David Jones, John Pappajohn and Tommy Thompson are “independent” for purposes of Rule 5605-4 of the Nasdaq Listing Rules as required by the NASDAQ Stock Market.

We have also determined that David Jones qualifies as an “audit committee financial expert” within the meaning of the rules and regulations of the SEC and that each of our other board members are able to read and understand fundamental financial statements and have substantial business experience that results in that member's financial sophistication. Accordingly, our board of directors believes that each of its members has sufficient knowledge and experience necessary to fulfill the duties and obligations that an audit committee would have.

FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

Meetings and Committees.  The Board of directors held six meetings during its fiscal year ended September 30, 2008. All directors then serving, with the exception of Mr. Vaccaro, attended 75% or more of all of the meetings of the Board of directors during such fiscal year.  The Company has not established a specific policy with respect to members of the board of directors attending annual stockholder meetings.

With respect to our 2009 Annual Meeting of Stockholders, the board of directors appointed a committee consisting of George Carpenter, Henry Harbin and David Jones to review the director nominees and make recommendations to the full board of directors regarding those candidates who will be the nominees for election or re-election to our board of directors.  This committee determined to recommend George Carpenter, Henry Harbin, David Jones, John Pappajohn, Tommy Thompson and Jerome Vaccaro as the nominees.  The committee determined not to recommend Leonard Brandt.  The nominees were subsequently approved by the board of directors.  The methods used by the committee and the board of directors for identifying candidates for election as directors (other than those proposed by our stockholders, as discussed below) include the solicitation of ideas for possible candidates from a number of sources—members of the board of directors; our senior management; individuals personally known to the members of the board of directors; and other research. We may also from time to time retain one or more third-party search firms to identify suitable candidates. The board also considers outside candidates for possible nomination for election.

A CNS stockholder may nominate one or more persons for election as a director at an annual meeting of stockholders if the stockholder complies with the requisite provisions contained in our Bylaws. In addition, the notice must be made in writing and set forth as to each proposed nominee who is not an incumbent Director (i) their name, age, business address and, if known, residence address, (ii) their principal occupation or employment, (iii) the number of shares of stock of the Company beneficially owned and (iv) any other information concerning the nominee that must be disclosed respecting nominees in proxy solicitations pursuant to Rule 14(a) of the Exchange Act of 1934.  The recommendation should be addressed to our Secretary.

Among other matters, our full board of directors which serves as the nominating and governance committee:

•
Reviews the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of CNS Response and the Board;

•
Conducts candidate searches, interviews prospective candidates and conducts programs to introduce candidates to our management and operations, and confirms the appropriate level of interest of such candidates;

•	Recommends qualified candidates who bring the background, knowledge, experience, independence, skill sets and expertise that would strengthen and increase the diversity of the Board; and

•	Conducts appropriate inquiries into the background and qualifications of potential nominees.

Compensation of Directors and Officers. Our full board of directors determines the compensation to be paid to our officers and directors, with recommendations from management as to the amount and/or form of such compensation. While our board may in the future utilize the services of consultants in determining or recommending the amount or form of executive and director compensation, we do not at this time employ consultants for this purpose.

Stockholder Communications.  Stockholder may send communications to the board of directors via email to board@cnsresponse.com or by telephoning the Secretary at the Company’s principal executive offices, who will then relay the communications to the board of directors.

Code of Ethics.  Our board of directors has adopted a Code of Ethical Conduct (the “Code of Conduct”) which constitutes a “code of ethics” as defined by applicable SEC rules and a “code of conduct” as defined by applicable NASDAQ rules. We require all employees, directors and officers, including our principal executive officer, principal financial officer and principal accounting officer to adhere to the Code of Conduct in addressing legal and ethical issues encountered in conducting their work. The Code of Conduct requires that these individuals avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our best interest. The Code of Conduct contains additional provisions that apply specifically to our principal financial officer and other financial officers with respect to full and accurate reporting. The Code of Conduct is available on our website at www.cnsresponse.com and is also filed as an exhibit to our Annual Report on Form 10-K/A.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

As we do not have a designated compensation committee, our full board of directors oversees matters regarding executive compensation.  The Board is responsible for, among other functions: (1) reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers and evaluating the performance of such executive officers in light of these corporate goals and objectives; (2) administering our 2006 Stock Incentive Plan and other equity incentive plans that we may adopt from time to time; and (3) negotiating, reviewing and setting the annual salary, bonus, stock options and other benefits, direct and indirect, of the Chief Executive Officer, and other current and former executive officers. The Board also has the authority to select and/or retain outside counsel, compensation and benefits consultants, or any other consultants to provide independent advice and assistance in connection with the execution of its responsibilities. Our “named executive officers” for our fiscal year ending September 30, 2008 were as follows:

•	George Carpenter, President;
•	Horace Hertz, Chief Financial Officer (resigned as of August 31, 2008);
•	Brad Luce, Principal Financial Officer (resigned as of December 19, 2008);
•	Daniel Hoffman, Chief Medical Officer; and
•	Leonard Brandt, Chief Executive Officer

Compensation Philosophy

Because we are a small company with a total of 15 full-time and 4 part-time employees, we do not have a formal comprehensive executive compensation policy.  As we expand our operations, we intend to establish such policies to further our corporate objectives.  Generally, we compensate our executive officers with a compensation package that is designed to drive company performance to maximize shareholder value while meeting our needs and the needs of our executives. The following are objectives we consider:

•	Alignment - to align the interests of executives and shareholders through equity-based compensation awards;

•	Retention - to attract, retain and motivate highly qualified, high performing executives to lead our growth and success; and

•	Performance - to provide, when appropriate, compensation that is dependent upon the executive's achievements and the company’s performance.

In order to achieve the above objectives, our executive compensation philosophy is guided by the following principles:

•	Rewards under incentive plans are based upon our short-term and longer-term financial results and increasing shareholder value;

•
Executive pay is set at sufficiently competitive levels to attract, retain and motivate highly talented individuals who are necessary for us to strive to achieve our goals, objectives and overall financial success;

•	Compensation of an executive is based on such individual's role, responsibilities, performance and experience, taking into account the desired pay relationships within the executive team; and

•	Annual performance of our company and the executive are taken into account in determining annual bonuses with the goal of fostering a pay-for-performance culture.

Compensation Elements

We compensate our executives through a variety of components, which may include a base salary, annual performance based incentive bonuses, equity incentives, and benefits and perquisites, in order to provide our executives with a competitive overall compensation package. The mix and value of these components are impacted by a variety of factors, such as responsibility level, individual negotiations and performance and market practice. The purpose and key characteristics for each component are described below.

Base Salary

Base salary provides executives with a steady income stream and is based upon the executive's level of responsibility, experience, individual performance and contributions to our overall success, as well as negotiations between the company and such executive officer. Competitive base salaries, in conjunction with other pay components, enable us to attract and retain talented executives. The Board typically sets base salaries for our executives at levels that it deems to be competitive, with input from our Chief Executive Officer.

Annual Incentive Bonuses

Annual incentive bonuses are a variable performance-based component of compensation. The primary objective of an annual incentive bonus is to reward executives for achieving corporate and individual goals and to align a portion of total pay opportunities for executives to the attainment of our company's performance goals. Annual incentive awards, when provided, act as a means to recognize the contribution of our executive officers to our overall financial, operational and strategic success.

Equity Incentives

Equity incentives are intended to align executive and shareholder interests by linking a portion of executive pay to long-term shareholder value creation and financial success over a multi-year period. Equity incentives may also be provided to our executives to attract and enhance the retention of executives and to facilitate stock ownership by our executives. The Board considers individual and company performance when determining long-term incentive opportunities.

Health & Welfare Benefits

The executive officers participate in health and welfare, and paid time-off benefits which we believe are competitive in the marketplace. Health and welfare and paid time-off benefits help ensure that we have a productive and focused workforce.

Severance and Change of Control Arrangements

We do not have a formal plan for severance or separation pay for our employees, but we typically include a severance provision in the employment agreements of our executive officers that have written employment agreements with us.  Generally, such provisions are triggered in the event of involuntary termination of the executive without cause or in the event of a change in control.  Please see the description of our employment agreements with each of George Carpenter and Daniel Hoffman below for further information.

Other Benefits

In order to attract and retain highly qualified executives, we may provide our executive officers with automobile allowances, consistent with current market practices.

Accounting and Tax Considerations

We consider the accounting implications of all aspects of our executive compensation strategy and, so long as doing so does not conflict with our general performance objectives described above, we strive to achieve the most favorable accounting (and tax) treatment possible to the company and our executive officers.

Process for Setting Executive Compensation; Factors Considered

When making pay determinations for named executive officers, the Board considers a variety of factors including, among others: (1) actual company performance as compared to pre-established goals, (2) individual executive performance and expected contribution to our future success, (3) changes in economic conditions and the external marketplace, (4) prior year’s bonuses and long-term incentive awards, and (5) in the case of executive officers, other than Chief Executive Officer, the recommendation of our Chief Executive Officer. No specific weighing is assigned to these factors nor are particular targets set for any particular factor. Ultimately, the Board uses its judgment and discretion when determining how much to pay our executive officers and sets the pay for such executives by element (including cash versus non-cash compensation) and in the aggregate, at levels that it believes are competitive and necessary to attract and retain talented executives capable of achieving the Company's long-term objectives.

Summary Compensation Table

The following table provides disclosure concerning all compensation paid for services to us in all capacities for our fiscal years ending September 30, 2008, 2007 and 2006 (i) as to each person serving as our principal executive officer (“PEO”) or acting in a similar capacity during our fiscal year ended September 30, 2008, (ii) as to each person serving as our principal financial officer (“PFO”) or acting in a similar capacity during our fiscal year ended September 30, 2008, and (iii) as to our two most highly compensated executive officers other than our PEO and PFO who were serving as executive officers at the end of our fiscal year ended September 30, 2008, whose compensation exceeded $100,000.  The people listed in the table below are referred to as our “named executive officers”.

Subsequent to our fiscal year ended September 30, 2008, on April 10, 2009, our board of directors elected George Carpenter, at the time our President, to the position of Chief Executive Officer and elected Daniel Hoffman, MD, to the position of President in addition to his previous role as Chief Medical Officer of the company.  On the same date, our Board removed Mr. Brandt from his position as our Chief Executive Officer.

Name and Principal Position	Fiscal Year Ended September 30,	Salary ($)	Bonus ($)	Option Awards ($)		All Other Compensation ($)		Total ($)
Leonard Brandt (Chief Executive Officer, Principal Executive Officer, Director)(1)	2008	175,000	0	0		19,000	(9)	194,000
	2007	175,000	0	1,025,600	(4)	18,000		1,218,600
	2006	175,000	10,000	196,500	(5)	59,700		441,200

Daniel Hoffman (Chief Medical Officer)	2008	108,100	0	0		39,200	(10)	147,300

Horace Hertz (former Chief	2008	157,900	0	0		0		157,900
Financial Officer, former Principal Financial Officer)(2)	2007	143,750	0	515,400	(6)	0		659,150

Brad Luce (former Principal Financial Officer)(3)	2008	7,700	0	159,500	(7)	0		167,200

George Carpenter (President)	2008	180,000	0	680,700	(8)	16,300	(9)	877,000

(1)
For the fiscal years ended 2005 and 2006, Mr. Brandt agreed to forgo payment of his salary and allow CNS California to accrue such compensation. In August 2006, Mr. Brandt agreed to settle his claims for compensation through September 30, 2006 in the aggregate amount of $1,106,900 in exchange for the issuance of 298,437 shares of CNS California common stock, which were exchanged for 298,437 shares of our common stock upon the closing of our merger with CNS California on March 7, 2007.

(2)	Mr. Hertz resigned on August 31, 2008.

(3)	Mr. Luce resigned on December 19, 2008.

(4)
The fair value of options was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions:  grant date fair value of $1.09; dividend yield of 0; risk free interest rate of 4.72%; expected volatility of 91% and an expected life of 5 years.

(5)
Represents options to purchase 2,124,740 shares of our common stock for which the CNS California common stock underlying the originally issued options were exchanged upon the closing of our merger with CNS California.  As of September 30, 2008, the options were fully vested and exercisable at $0.132 per share.  The fair value of options was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions:  grant date fair value of $0.132; dividend yield of 0; risk free interest rate of 5.5%; expected volatility of 100% and an expected life of 5 years.  Subsequent to our year ended September 30, 2008, Mr. Brandt exercised the aforementioned options.

(6)
The fair value of options was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions:  grant date fair value of $1.09; dividend yield of 0; risk free interest rate of 4.72%; expected volatility of 91% and an expected life of 5 years.  On August 31, 2008, upon the termination of his services to the company, options to purchase 352,757 shares of common stock held by Mr. Hertz were cancelled.

(7)
The fair value of options was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions:  grant date fair value of $0.59; dividend yield of 0; risk free interest rate of 3.41%; expected volatility of 211% and an expected life of 5 years.  On December 19, 2008, upon the termination of his services to the company, options to purchase 257,813 shares of common stock held by Mr. Luce were cancelled.

(8)
The fair value of options was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions:  grant date fair value of $0.80; dividend yield of 0; risk free interest rate of 4.60%; expected volatility of 105.87% and an expected life of 5 years.

(9)	Relates to healthcare insurance premiums paid on behalf of executive officers by the company.

(10)
Relates to healthcare insurance premiums of $15,300 and automobile expenses of $8,900 paid on behalf of Dr. Hoffman by the company, as well as $15,000 in consulting fees paid to Dr. Hoffman for services rendered to the company prior to his employment.

Grant of Plan Based Awards in the Fiscal Year Ending September 30, 2008

The following table provides information about equity awards granted to each named executive officer that received awards in our fiscal year ending September 30, 2008 under our 2006 Stock Incentive Plan, which is the only plan pursuant to which awards were granted in such fiscal year.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options		Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Option Awards ($)(1)
George Carpenter	10/01/2007	533,694	(2)	$0.89	375,000
	10/01/2007	435,181	(3)	$0.89	305,800

Brad Luce	09/17/2008	275,000	(4)	$0.51	159,500

(1)	The grant date fair value is generally the amount the company would expense in its financial statements over the award’s service period, but does not include a reduction for forfeitures.

(2)
Options to purchase 112,359 shares of the company's common stock vested immediately on the date of grant. Options to purchase 112,356 shares of the company's common stock vest in equal monthly installments of 12,484 shares over 9 months commencing on April 30, 2008. Options to purchase 308,979 shares of the company's common stock vest in equal monthly installments of 9,363 shares over 33 months commencing on January 31, 2009.

(3)
Options to purchase 8,750 shares of the company's common stock vested immediately on the date of grant. Options to purchase 69,300 shares of the company's common stock vest in equal monthly installments of 7,700 shares over 9 months commencing on April 30, 2008. Options to purchase 346,272 shares of the company's common stock vest in equal monthly installments of 10,821 shares over 32 months commencing on January 31, 2009. The remaining options to purchase 10,859 shares vest on September 30, 2011.

(4)
The options were to vest in equal monthly installments of 5,729 shares over 47 months commencing on October 15, 2008, with the remaining options to purchase 5,737 shares of common stock vesting on November 15, 2012.  On December 19, 2008, Mr. Luce resigned from the company, and all unvested options were cancelled.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

As we desired to retain our cash to fund our growth, we did not pay any bonuses to our executive officers during our fiscal years ended September 30, 2008 and 2007.  The bonuses paid to our executive officers in fiscal year ended 2006 were determined by our board of directors, and were based on the performance of the executive officer and the company. As discussed, we do not have a formal plan for determining the compensation of our executive officers.  Instead, each named executive officer negotiates the terms of their employment with us, taking into account our compensation philosophy outlined above.  The following is a summary of each employment agreement that we have entered into with respect to our named executive officers, which summary includes, where applicable, a description of all payments the company is required to make to such named executive officers at, following or in connection with the resignation, retirement or other termination of such named executive officers, or a change in control of our company or a change in the responsibilities of such named executive officers following a change in control.

Employment Agreements

George Carpenter

On October 1, 2007, after our 2007 fiscal year end, we entered into an Employment Agreement (the “Employment Agreement”) with George Carpenter pursuant to which Mr. Carpenter serves as our President.  During the period of his employment, Mr. Carpenter will receive a base salary of no less than $180,000 per annum, which is subject to upward adjustment at the discretion of our board of directors.  In addition, pursuant to the terms of the Employment Agreement, on October 1, 2007, Mr. Carpenter was granted an option to purchase 968,875 shares of our common stock at an exercise price of $0.89 per share pursuant to our 2006 Stock Incentive Plan, which vests pursuant to the terms earlier described.  In the event of a change of control transaction, a portion of Mr. Carpenter’s unvested options equal to the number of unvested options at the date of the corporate transaction times the ratio of the time elapsed between October 1, 2008 and the date of the corporate transaction over the vesting period (48 months) will automatically accelerate, and become fully vested.  Mr. Carpenter will be entitled to four weeks vacation per annum, health and dental insurance coverage for himself and his dependents, and other fringe benefits that we may offer our employees from time to time.

Mr. Carpenter's employment is on an "at-will" basis, and Mr. Carpenter may terminate his employment with us for any reason or for no reason. Similarly, we may terminate Mr. Carpenter's employment with or without cause.  If we terminate Mr. Carpenter's employment without cause or Mr. Carpenter involuntarily terminates his employment with us (an involuntary termination includes changes, without Mr. Carpenter’s consent or pursuant to a corporate transaction, in Mr. Carpenter’s title or responsibilities so that he is no longer serving in his current position), Mr. Carpenter shall be eligible to receive as severance his salary and benefits for a period equal to six months payable in one lump sum of $98,100 upon termination.  If Mr. Carpenter is terminated by us for cause, or if Mr. Carpenter voluntarily terminates his employment, he will not be entitled to any severance.

Daniel Hoffman

On January 11, 2008, we entered into an Employment Agreement with Daniel Hoffman pursuant to which Dr. Hoffman began serving as our Chief Medical Officer effective January 15, 2008. During the period of his employment, Dr. Hoffman will receive a base salary of $150,000 per annum, which is subject to upward adjustment. Dr. Hoffman will also have the opportunity to receive bonus compensation, if and when approved by our board of directors.  Dr. Hoffman's employment is on an "at-will" basis, and Dr. Hoffman may terminate his employment with us for any reason or for no reason. Similarly, we may terminate Dr. Hoffman's employment with or without cause. If we terminate Dr. Hoffman's employment without cause or Dr. Hoffman involuntarily terminates his employment with us (an involuntary termination includes changes, without Dr. Hoffman’s consent or pursuant to a corporate transaction, in Dr. Hoffman’s title or responsibilities so that he is no longer the Chief Medical Officer of the company), Dr. Hoffman will be eligible to receive as severance his salary and benefits for a period equal to six months payable in one lump sum of $92,000 upon termination. If Dr. Hoffman is terminated by us for cause, or if Dr. Hoffman voluntarily terminates his employment, he will not be entitled to any severance. Dr. Hoffman will be entitled to four weeks vacation per annum, health and dental insurance coverage for himself and his dependents, and other fringe benefits that we may offer our employees from time to time.

Prior to his employment, from October 1, 2007 to January 15, 2008 Dr. Hoffman earned $15,000 for consulting services rendered to the company.  In addition, as compensation for his services to us as a consultant, Dr. Hoffman was granted options to purchase an aggregate of 814,062 shares of our common stock at an exercise price of $1.09 on August 7, 2007. In accordance with the terms of his employment agreement, the terms of Dr. Hoffman's option grant were amended to provide that in the event of a change of control transaction, a portion of Dr. Hoffman's unvested options equal to the number of unvested options at the date of the corporate transaction times the ratio of the time elapsed between August 7, 2007 and the date of corporate transaction over the vesting period (42 months), will automatically accelerate, and become fully vested.

The Company has no other employment agreements with its executive officers.

2006 Stock Incentive Plan

 On August 3, 2006, CNS California adopted the CNS California 2006 Stock Incentive Plan (the "2006 Plan"). On March 7, 2007, in connection with the closing of the merger transaction with CNS California, we assumed the CNS California stock option plan and all of the options granted under the plan at the same price and terms.  The following is a summary of the 2006 Plan, which we use to provide equity compensation to employees, directors and consultants to the company.

The 2006 Plan provides for the issuance of awards in the form of restricted shares, stock options (which may constitute incentive stock options (ISO) or nonstatutory stock options (NSO)), stock appreciation rights and stock unit grants to eligible employees, directors and consultants and is administered by the board of directors. A total of 10 million shares of stock are reserved for issuance under the 2006 Plan. As of September 30, 2008, there were 8,964,567 options and 183,937 restricted shares outstanding under the 2006 Plan and 851,496 shares available for issuance of awards. The 2006 Plan provides that in any calendar year, no eligible employee or director shall be granted an award to purchase more than 3 million shares of stock. The option price for each share of stock subject to an option shall be (i) no less than the fair market value of a share of stock on the date the option is granted, if the option is an ISO, or (ii) no less than 85% of the fair market value of the stock on the date the option is granted, if the option is a NSO; provided, however, if the option is an ISO granted to an eligible employee who is a 10% shareholder, the option price for each share of stock subject to such ISO shall be no less than 110% of the fair market value of a share of stock on the date such ISO is granted. Stock options have a maximum term of ten years from the date of grant, except for ISOs granted to an eligible employee who is a 10% shareholder, in which case the maximum term is five years from the date of grant. ISOs may be granted only to eligible employees.

Outstanding Equity Awards at Fiscal Year-End 2008

The following table presents information regarding outstanding options held by our named executive officers as of the end of our fiscal year ended September 30, 2008.  None of the named executive officers exercised options during the fiscal year ended September 30, 2008.

Name	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date
	Exercisable	Unexercisable
Leonard Brandt (1)	2,124,740 145,953 586,274	0 187,658 382,615	0.132 1.20 1.09	August 11, 2011 August 8, 2012 August 8, 2017
George Carpenter (2)	242,213	726,662	0.89	October 1, 2017
Daniel Hoffman (3)	305,276 119,013	419,786 0	1.09 0.12	August 8, 2017 August 11, 2016
Horace Hertz (4)	298,492	0	1.09	August 8, 2017
Brad Luce (5)	17,187	0	0.51	September 17, 2018

(1)
On August 8, 2007, Mr. Brandt was granted options to purchase 1,302,500 shares of our common stock.  The options are exercisable at $1.20 per share as to 333,611 shares and $1.09 per share as to 968,889 shares.  The options to purchase 333,611 shares vest as follows:  options to purchase 83,403 shares vested on August 8, 2007, the date of grant;  options to purchase 243,250 shares vest in equal monthly amounts of 6,950 shares over 35 months commencing on January 31, 2008;  the remaining options to purchase 6,958 shares vest on December 31, 2010.  The options to purchase 968,889 shares vest as follows: options to purchase 269,357 shares vested on August 8, 2007, the date of grant; options to purchase 135,675 shares vest in equal monthly amounts of 27,135 shares over 5 months beginning on August 31 2007; options to purchase 543,726 shares vest in equal monthly amounts of 20,138 shares over 27 months beginning on January 31, 2008; the remaining options to purchase 20,131 shares vest on April 30, 2010.  Subsequent to our year ended September 30, 2008, Mr. Brandt exercised his options to purchase 2,124,740 shares of the company’s common stock at an exercise price of $0.132 per share.

(2)	The vesting terms of Mr. Carpenter’s options are described above.

(3)
On August 8, 2007, Dr. Hoffman was granted options to purchase 814,062 shares of our common stock.  The options are exercisable at $1.09 per share and vest as follows:  options to purchase 203,516 shares vested on March 8, 2008; options to purchase 593,600 shares vest in equal monthly installments of 16,960 shares over 35 months commencing on April 30, 2008; the remaining options to purchase 16,946 shares vest on March 31, 2011.  .  In accordance with the terms of his employment agreement, the terms of Dr. Hoffman's option grant were amended to provide that in the event of a change of control transaction, a portion of Dr. Hoffman's unvested options equal to the number of unvested options at the date of the corporate transaction times the ratio of the time elapsed between August 7, 2007 and the date of corporate transaction over the vesting period (42 months), will automatically accelerate, and become fully vested.

On August 11, 2006, Dr. Hoffman was granted an option to purchase 119,013 shares of common stock, which are now fully exercisable at an exercise price of $0.12 per share.

(4)
On August 8, 2007, Mr. Hertz was granted options to purchase 651,249 shares of our common stock.  The options are exercisable at $1.09 per share and vest as follows:  options to purchase 162,812 vested on October 15, 2007;  options to purchase 474,880 shares vest in equal monthly amounts of 13,568 over 35 months beginning November 30, 2007;  the remaining options to purchase 13,557 vest on October 15, 2010.  On August 31, 2008, Mr. Hertz resigned from the company, and his unvested options to purchase 352,757 shares of the company’s common stock were forfeited.

(5)	Consists of options to purchase shares of common stock which vested prior to Mr. Luce’s resignation on December 19, 2008.

Director Compensation

During our fiscal year ended September 30, 2008, except as described below, our non-employee directors did not receive compensation for their services on our board.  We do not pay management directors for board service in addition to their regular employee compensation.  The full board of directors has the primary responsibility for reviewing and considering any revisions to director compensation, but may receive suggestions on this matter from our Chief Executive Officer.  Going forward, we intend to compensate our non-employee directors for their service on our Board with a combination of cash payments and option grants.

Non-Employee Director Compensation
Name	Fiscal Year Ended September 30,	Option Awards ($)		All Other Compensation ($)		Total ($)
Jerome Vaccaro	2008	0		0		0

Henry Harbin	2008	13,200	(1)	68,960	(2)	82,160

David Jones	2008	0		0		0

(1) As compensation for his services as a director, on December 19, 2007, we granted Mr. Harbin options to purchase 20,000 shares of our common stock at an exercise price of $0.80 per share under our 2006 Stock Incentive Plan.  The options expire on December 19, 2017.  The options vest in equal installments of 5,000 shares on each of June 19, 2008, December 19, 2008, June 19, 2009, and December 19, 2009.  The fair value of options was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions:  grant date fair value of $0.80; dividend yield of 0; risk free interest rate of 4.0%; expected volatility of 115% and an expected life of 5 years.

(2) On April 15, 2008, we entered into a consulting agreement with Mr. Harbin which expired on December 31, 2008.  Pursuant to the agreement, we paid Mr. Harbin a consulting fee of $24,000 in cash and granted Mr. Harbin options to purchase 56,000 shares of our common stock at an exercise price of $0.96 per share under our 2006 Stock Incentive Plan.  The options expire on April 15, 2018.  Option to purchase 14,000 shares vested on the grant date, options to purchase 37,328 shares vested in eight equal monthly installments of 4,666 options commencing on April 30, 2008, and the remaining options to purchase 4,672 shares vested on December 31, 2008.  The fair value of options was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions:  grant date fair value of $0.96; dividend yield of 0; risk free interest rate of 3.78%; expected volatility of 172% and an expected life of 5 years.

Most recently, on March 17, 2009, we entered into a consulting agreement with Mr. Harbin which expires on December 31, 2009 pursuant to which Dr. Harbin will be paid an aggregate of $24,000 as compensation for his consulting services.  In addition, as further compensation, we granted Mr. Harbin options to purchase 56,000 shares of our common stock at an exercise price of $0.40 per share, with the option vesting in equal monthly installments over a twelve month period commencing on January 1, 2009.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth certain information regarding our equity compensation plans as of September 30, 2008.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (c)

Equity compensation plans approved by security holders	8,964,567	$0.60	851,496

Equity compensation plans not approved by security holders	0	$0	0

Total	8,964,567	$0.60	851,496

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS OR CERTAIN CONTROL PERSONS

Except as follows, since September 30, 2006, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we are or will be a party:

•	in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years; and

•	in which any director, executive officer, other stockholders of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Transactions with Leonard Brandt

From August 2000 through February 2003, Leonard J. Brandt, a current director of the corporation and our former Chief Executive Officer, together with Meyerlen, LLC, a company in which Mr. Brandt owned a controlling interest, loaned CNS California a total of approximately $718,900 and purchased warrants to purchase approximately 945,750 shares of CNS California common stock, pursuant to the terms of certain Note and Warrant Purchase Agreements. In October 2006, Mr. Brandt agreed to cancel the promissory notes and convert the loans, including all outstanding principal and accrued interest thereon, into 1,218,741 shares of CNS California's Series A-1 Preferred Stock and 255,306 shares of CNS California's Series A-2 Preferred Stock. At the closing of the merger transaction on March 7, 2007 pursuant to which CNS California became a wholly owned subsidiary of ours, the 1,218,741 shares of CNS California's Series A-1 Preferred Stock and 255,306 shares of CNS California's Series A-2 Preferred Stock converted into an aggregate of 1,474,047 shares of our common stock.

In addition, please see the discussion below under the heading “Transaction with Sail Venture Partners LP (formerly known as Odyssey Venture Partner II, L.P.)” for a summary of a bridge financing transaction which closed on March 30, 2009, in which Mr. Brandt participated.

Transaction with Sail Venture Partners LP (formerly known as Odyssey Venture Partner II, L.P.)

In May 2005, April 2006 and July 2006, Odyssey Venture Partners II, L.P. of which David Jones is an affiliate, loaned CNS California an aggregate of approximately $999,400 and purchased warrants to purchase approximately 523,305 shares of CNS California common stock, pursuant to the terms of certain Note and Warrant Purchase Agreements. In October 2006 Odyssey Venture Partners II, L.P. agreed to cancel the promissory notes and convert the loans, including all outstanding principal and accrued interest thereon, into 1,693,899 shares of CNS California's Series A-1 Preferred Stock and 52,907 shares of CNS California's Series A-2 Preferred Stock. At the closing of the merger transaction on March 7, 2007 pursuant to which CNS California became a wholly owned subsidiary of ours, the 1,693,899 shares of CNS California's Series A-1 Preferred Stock and 255,306 shares of CNS California's Series A-2 Preferred Stock converted into an aggregate of 1,949,205 shares of our common stock.

In October  2006, Odyssey Venture Partner II, L.P. invested $800,000 in CNS California's mezzanine  financing and received 792,080 shares of CNS California's Series B Preferred Stock and warrants to purchase 475,248 shares of CNS California's common stock.  David Jones is one of the two board members that were designated by the holders of CNS California's Series B Preferred Stock pursuant to a Voting Agreement entered into in connection with the mezzanine financing and note conversion transaction. At the closing of the merger transaction on March 7, 2007 pursuant to which CNS California became a wholly owned subsidiary of ours, David Jones was appointed as a director of the company.

           On March 7, 2007, Odyssey Venture Partners II, L.P. invested an aggregate of $447,000 in the first closing of our private placement transaction in which we sold 5,840,374 “Investment Units” at $1.20 per Investment Unit to institutional investors and other high net worth individuals, and received gross proceeds of approximately $7.0 million. Each Investment Unit consists of one share of our common stock, and a five year non-callable warrant to purchase three-tenths of one share of our common stock, at an exercise price of $1.80 per share.  In exchange for its investment, Odyssey Venture  Partners II, L.P. was issued  372,500 shares of our common stock and a warrant to purchase 111,750 shares of our common stock at an exercise  price of $1.80 per share.

On March 30, 2009, we executed two senior secured convertible promissory notes each in the principal amount of $250,000 with SAIL Venture Partners, LP (“SAIL”) and Brandt Ventures, GP (“Brandt”).   David Jones, a member of our board of directors, is one of four managing members of Sail Venture Partners, LLC, which is the general partner of SAIL.  Leonard Brandt, also a member of our board of directors and our former Chief Executive Officer, is the general partner of Brandt.

These notes accrue interest at the rate of 8% per annum and are due and payable upon a declaration by the note holder(s) requesting repayment, unless sooner converted into shares of our common stock (as described below), upon the earlier to occur of: (i) June 30, 2009 or (ii) an Event of Default (as defined in the notes), which includes the default that occurred as a result of Mr. Brandt no longer serving as our Chief Executive Officer effective as of April 10, 2009.  The notes are secured by a lien on substantially all of our assets (including all intellectual property).  In the event of a liquidation, dissolution or winding up of the company, unless Brandt and/or Sail informs us otherwise, we shall pay such investor an amount equal to the product of 250% multiplied by the principal and all accrued but unpaid interest outstanding on the note.

In concert with an equity financing transaction of at least $1,500,000 (excluding any and all other debt that is converted), the principal and all accrued, but unpaid interest outstanding under the notes shall be automatically converted into the securities issued in the equity financing by dividing such amount by 90% of the per share price paid by the investors in such financing.

On May 14, 2009, we entered into a Bridge Note and Warrant Purchase Agreement with SAIL.

Pursuant to the Purchase Agreement, on May 14, 2009, SAIL purchased a Secured Promissory Note in the principal amount of $200,000 from us.  In order to induce SAIL to purchase the note, we issued to SAIL a warrant to purchase up to 100,000 shares of our common stock at a purchase price equal to $0.25 per share.  The warrant expires on the earlier to occur of May 31, 2016 or a change of control of the company.

The Purchase Agreement also provides that, at any time on or after June 30, 2009, and provided that certain conditions are satisfied by us, SAIL will purchase from us a second Secured Convertible Promissory Note in the principal sum of $200,000 and will be issued a second warrant identical in terms to the warrant described above.  The aforementioned conditions include our entry into a term sheet in which investors commit to participate in an equity financing by us of not less than $2,000,000 (excluding any and all other debt that are to be converted).

The notes issued or issuable pursuant to the Purchase Agreement accrue interest at the rate of 8% per annum and are due and payable, unless sooner converted into shares of our common stock (as described below), upon the earlier to occur of: (i) a declaration by SAIL on or after June 30, 2009 or (ii) an Event of Default as defined in the notes.  The note(s) are secured by a lien on substantially all of our assets (including all intellectual property).  In the event of a liquidation, dissolution or winding up of the company, unless SAIL informs us otherwise, we shall pay SAIL an amount equal to the product of 250% multiplied by the principal and all accrued but unpaid interest outstanding on the note(s).

In the event we consummates an equity financing transaction of at least $1,500,000 (excluding any and all other debt that is converted), then the principal and all accrued, but unpaid interest outstanding under the note(s) shall be automatically converted into the securities issued in the equity financing by dividing such amount by 85% of the per share price paid by the investors in such financing.

In addition, in the event we issue preferred stock that is not part of an equity financing described above, SAIL may, at its option, convert the principal and all accrued, but unpaid interest outstanding under the note(s) into preferred stock by dividing such amount by 85% of the per share price paid by the purchasers’ of our preferred stock.

On August 26, 2009, the Company completed an equity financing transaction of approximately $2 million.  As a result of the financing, each of the notes described above that were held by SAIL and Brandt automatically converted into common stock, with SAIL receiving 1,758,356 shares and Brandt receiving 956,164 shares.  In addition, pursuant to the terms of the notes, SAIL was issued a non-callable five year warrant to purchase 879,178 shares of common stock at an exercise price of $0.30 per share and Brandt was issued a non-callable five year warrant to purchase 478,082 shares of common stock at an exercise price of $0.30 per share.

In connection with the equity financing referred to above, on August 26, 2009, SAIL purchased 6 Units for $324,000.  Each Unit consists of 180,000 shares of common stock and a five year non-callable warrant to purchase an additional 90,000 shares of common stock at an exercise price of $0.30 per share.  The shares of common stock and warrants comprising the Units are immediately separable and were issued separately.

Transaction with Henry Harbin

Prior to his appointment as a Director, Dr. Harbin participated in the first closing of our private placement transaction, pursuant to which we received gross proceeds of approximately $7.0 million from institutional investors and other high net worth individuals. Mr. Harbin received 8,334 shares of our common stock and a warrant to purchase 2,501 shares of our common stock as a result of his investment in the company.

In addition, since June 2007, Dr. Harbin has acted as a strategic advisor to the company, and has advised us on our marketing initiatives. As compensation for his services as an advisor, on August 8, 2007, we granted Dr. Harbin a non-qualified option to purchase 24,000 shares of our common stock at an exercise price of $1.09 per share. Options to purchase 6,000 shares vested on the date of grant, and the remaining 18,000 shares vested in equal installments of 2,000 shares on each monthly anniversary of the grant date for a period of nine months.

Subsequently, on April 15, 2008, we entered into a consulting agreement which expired on December 31, 2008 pursuant to which Dr. Harbin was paid an aggregate of $24,000 and was granted options to purchase 56,000 shares of our common stock at an exercise price of $0.96 per share, with options to purchase 14,000 shares vesting on the date of grant, options to purchase 37,328 shares vesting in eight equal monthly installments of 4,666 options commencing on April 30, 2008, and the remaining options to purchase 4,672 shares vesting on December 31, 2008.

Most recently, on March 17, 2009, we entered into a consulting agreement with Mr. Harbin which expires on December 31, 2009 pursuant to which Dr. Harbin will be paid an aggregate of $24,000 as compensation for his consulting services.  In addition, as further compensation, we granted Mr. Harbin options to purchase 56,000 shares of our common stock at an exercise price of $0.40 per share, with the option vesting in equal monthly installments over a twelve month period commencing on January 1, 2009.

Transactions with Daniel Hoffman

On January 11, 2008, we, through our wholly owned subsidiary, Colorado CNS Response, Inc. and pursuant to the terms of a Stock Purchase Agreement, acquired all of the outstanding common stock of Neuro-Therapy Clinic, PC, a Colorado professional medical corporation wholly owned by Dr. Hoffman ("NTC") in exchange for a non-interest bearing note of $300,000 payable in equal monthly installments over 36 months.  At the time of the transaction, NTC was our largest customer.  Upon the completion of the acquisition, Dr. Hoffman was appointed our Chief Medical Officer.  The Stock Purchase Agreement provides that upon the occurrence of certain events, as defined in the purchase agreement, Dr. Hoffman has a repurchase option for a period of three years subsequent to the closing, as well as certain rights of first refusal, in relation to the assets and liabilities we acquired.

Prior to his employment with us, Dr. Hoffman participated in our private placement transaction which closed on May 16, 2007. In the private placement, we received gross proceeds of approximately $7.8 million from institutional investors and other high net worth individuals, including $50,000 from Dr. Hoffman. In exchange for his investment, Dr. Hoffman was issued 41,667 shares of our common stock, and a fully-vested five year non-callable warrant to purchase 12,501 shares of our common stock at an exercise price of $1.80 per share.

In addition, Dr. Hoffman has acted as a consultant to the corporation on various matters since 2003. Prior to August of 2006, Dr. Hoffman was compensated for his services through the issuance of options to purchase an aggregate of 119,013 shares of our common stock at $0.12 per share, and through the issuance of 56,377 shares of our common stock. Subsequent to August of 2006, Dr. Hoffman has received cash payments of $63,750 in consideration for his services to us, as well as an option to purchase 814,062 shares of our common stock at an exercise price of $1.09 per share.

Transactions with John Pappajohn

On June 12, 2009, we entered into a Bridge Note and Warrant Purchase Agreement with Mr. John Pappajohn (“Pappajohn”).

Pursuant to the Purchase Agreement, on June 12, 2009, Pappajohn purchased a Secured Convertible Promissory Note in the principal amount of $1,000,000 from us.  In order to induce Pappajohn to purchase the note, we issued to Pappajohn a warrant to purchase up to 3,333,333 shares of our common stock at a purchase price equal to $0.30 per share.  The warrant expires on June 30, 2016.

The note issued pursuant to the Purchase Agreement provides that the principal amount of $1,000,000 together with a single Premium Payment of $90,000 which is due and payable, unless sooner converted into shares of our common stock (as described below), upon the earlier to occur of: (i) a declaration by Pappajohn on or after June 30, 2010 or (ii) an Event of Default as defined in the note.  The note is secured by a lien on substantially all of our  assets (including all intellectual property).  In the event of a liquidation, dissolution or winding up of the company, unless Pappajohn informs us otherwise, we shall pay Pappajohn an amount equal to the product of 250% multiplied by the then outstanding principal amount of the note and the Premium Payment.

In the event we consummate an equity financing transaction of at least $1,500,000 (excluding any and all other debt that is converted), the then outstanding principal amount of the note (but excluding the Premium Payment, which will be repaid in cash at the time of such equity financing) shall be automatically converted into the securities issued in the equity financing by dividing such amount by the per share price paid by the investors in such financing.

On August 26, 2009, the Company completed an equity financing transaction of approximately $2 million.  As a result of the financing, the note described above held by Mr. Pappajohn automatically converted into common stock, with Mr. Pappajohn receiving 3,333,334 shares.  In addition, pursuant to the terms of the note, Mr. Pappajohn received a five year non-callable warrant to purchase 1,666,667 shares of common stock at an exercise price of $0.30 per share.

In connection with the equity financing referred to above, on August 26, 2009, Mr. Pappajohn invested an additional $1,000,000 in the Company.  In exchange for his investment, the Company issued an additional 3,333,3334 shares of common stock to Mr. Pappajohn and a five year non-callable warrant to purchase 1,666,667 shares of common stock at an exercise price of $0.30 per share.

Transactions With Promoters And Control Persons

Prior to our merger with CNS California, which closed on March 7, 2007, Strativation, Inc. (now called CNS Response, Inc.) existed as a "shell company" with nominal assets whose sole business was to identify, evaluate and investigate various companies to acquire or with which to merge.

Shares for Debt Agreement

Prior to our merger with CNS California, on January 11, 2007, we entered into a Shares For Debt Agreement with Richardson & Patel LLP ("R&P"), our former legal counsel, pursuant to which we agreed to issue and R&P agreed to accept 645,846 restricted shares of our common stock (the "Shares") as full and complete settlement of a portion of the total outstanding debt in the amount of $261,202 that we owed to R&P for legal services (the "Partial Debt"). On January 15, 2007, the company and R&P agreed to amend and restate the Shares for Debt Agreement to increase the number of Shares to be issued in settlement of such Partial Debt to 656,103 restricted shares of our common stock, which then represented 75.5% of our issued and outstanding common stock.

Registration Rights Agreement

On January 11, 2007, we entered into a Registration Rights Agreement in connection with the above referenced Shares For Debt Agreement with R&P and various other stockholders of the Corporation signatory thereto ("Majority Stockholders") in connection with the shares of the company acquired pursuant to the Shares For Debt Agreement and certain other transactions that took place on or around July 18, 2006. On January 15, 2007, the company and the Majority Stockholders agreed to amend and restate the Registration Rights Agreement to provide registration rights to the Majority Stockholders for up to 767,101 shares of our common stock held or to be acquired by them.

Merger Agreement

On January 16, 2007, we entered into an Agreement and Plan of Merger with CNS Response, Inc., a California corporation (or CNS California), and CNS Merger Corporation, a California corporation and our wholly-owned subsidiary that was formed to facilitate the acquisition of CNS California. On March 7, 2007, the merger with CNS California closed, CNS California became our wholly-owned subsidiary, and we changed our name from Strativation, Inc. to CNS Response, Inc.. At the Effective Time of the Merger (as defined in the Merger Agreement, as amended on February 23, 2007), MergerCo was merged with and into CNS California, the separate existence of MergerCo ceased, and CNS California continued as the surviving corporation at the subsidiary level. We issued an aggregate of 17,744,625 shares of our common stock to the stockholders of CNS California in exchange for 100% ownership of CNS California. Additionally, we assumed an aggregate of 8,407,517 options to purchase shares of common stock and warrants to purchase shares of common stock on the same terms and conditions as previously issued by CNS California. Pursuant to the Merger Agreement, our former sole director and executive officer, Silas Phillips, resigned as a director and executive officer of our company effective as of the closing of the merger, and the directors and officers of CNS California were appointed to serve as directors and officer of our company. Except for the Merger Agreement, as amended, and the transactions contemplated by that agreement, neither CNS California, nor the directors and officers of CNS California serving prior to the consummation of the Merger, nor any of their associates, had any material relationship with us, or any of our directors and officers, or any of our associates prior to the merger. Following the merger, the business conducted by the company is the business conducted by CNS California.

Pursuant to the terms of the Merger Agreement, we paid an advisory fee of $475,000 to Richardson & Patel, LLP, our former legal counsel and a principal shareholder, immediately upon the closing of the merger.

AUDIT RELATED MATTERS

Report of Board of Directors On Audit Committee Functions

We do not have an Audit Committee.  For the fiscal year ended September 30, 2008, the Company's board of directors has performed the duties of an Audit Committee and is responsible for providing objective oversight of the Company's internal controls and financial reporting process.

In fulfilling its responsibilities for the financial statements for fiscal year 2008, the board of directors:

•
Reviewed and discussed the audited financial statements for the year ended September 30, 2008 with management and Cacciamatta Accountancy Corporation (the “Auditors”), the Company’s independent auditors; and

•
Received written disclosures and the letter from the Auditors regarding its independence as required by Independence Standards Board Standard No. 1.  The Board discussed with the Auditors their independence.

In fulfilling its responsibilities for the financial statements for fiscal year 2008, the board of directors discussed with the Auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

Based on the board of directors’ review of the audited financial statements and discussions with management and the Auditors, the board of directors approved the inclusion of the audited financial statements in the Corporation’s Annual Report on Form 10-K for the year ended September 30, 2008 for filing with the SEC.

The board of directors also considered the status of pending litigation and other areas of oversight relating to the financial reporting and audit process that the Board determined appropriate.

The board of directors has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence.

The information in this Report of board of directors shall not be deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission or to be subject to Regulation 14A or 14C as promulgated by the Securities and Exchange Commission, or to the liabilities of Section 18 of the Exchange Act.

BOARD OF DIRECTORS Leonard Brandt David Jones Jerome Vaccaro Henry Harbin

Services Provided by the Independent Auditors

Our board of directors plans to appoint Cacciamatta Accountancy Corporation as the independent registered public accounting firm to audit our financial statements for the fiscal year ending September 30, 2009. We do not expect representatives of Cacciamatta Accountancy Corporation to be present at the Annual Meeting. If they do attend, they will be available to respond to appropriate questions and will be given an opportunity to make a statement if they so desire.

Pre-Approval Policies and Procedures

Our board of directors does not have an Audit Committee. The functions customarily delegated to an Audit Committee are performed by our full board of directors. Our Audit Committee, which consists of our entire board of directors, is directly responsible for interviewing and retaining our independent accountant, considering the accounting firm’s independence and effectiveness, and pre-approving the engagement fees and other compensation to be paid to, and the services to be conducted by, the independent accountant. During each of the fiscal years ended September 30, 2008 and September 30, 2007, respectively, our board of directors pre-approved 100% of the services described below.

Fees Paid to Independent Registered Public Accounting Firm

Audit Fees

The aggregate fees billed for professional services rendered by Cacciamatta Accountancy Corporation for professional services rendered for the audit of our annual financial statements and review of the financial statements included in our quarterly reports or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for fiscal years 2008 and 2007 were $102,500 and $137,000, respectively.

Audit-Related Fees

Cacciamatta Accountancy Corporation billed us an aggregate of approximately $0 and $0 in fees for assurance and related services related to the performance of the audit or review of our financial statements for the fiscal years ended September 30, 2008 and September 30, 2007, respectively.

Tax Fees

The aggregate fees to be billed by Cacciamatta Accountancy Corporation for professional services rendered for tax compliance, tax advice, and tax planning during our fiscal years ending September 30, 2008 and September 30, 2007 were $0 and $0, respectively.

All Other Fees

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of our common stock as of August 31, 2009 by:

•	each of the named executive officers listed in the summary compensation table;

•	each of our directors and director nominees;

•	all of our directors and executive officers as a group; and

•	each shareholder known to us to be the beneficial owner of more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options and warrants from the Company that are currently exercisable or exercisable within 60 days of August 31, 2009 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The information presented in this table is based on 41,781,129 shares of our common stock outstanding on August 31, 2009.  Unless otherwise indicated, the address of each of the executive officers and directors and 5% or more shareholders named below is c/o CNS Response, Inc., 2755 Bristol St., Suite 285, Costa Mesa, CA 92626.

	Number of Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage of Shares Outstanding

Named Executive Officers and Directors:
George Carpenter Chief Executive Officer and Chairman of the Board (1)	504,605	1.2%
David B. Jones(2) Director	8,696,055	19.8%
Dr. Jerome Vaccaro Director (3)	20,000	*
Dr. Henry Harbin Director (4)	152,502	*
Daniel Hoffman President and Chief Medical Officer (5)	755,814	1.8%
Horace Hertz (6)	298,492	*
Brad Luce (7)	17,187	*
John Pappajohn (8)	12,333,335	26.0%
Tommy Thompson	0	0
Leonard Brandt (9) Director	11,054,894	25.2%
Executive Officers and Directors as a group (10 persons) (10)	33,832,883	63.2%

5% Stockholders:
Sail Venture Partners LP (2)	8,696,055	19.8%
Heartland Advisors, Inc. (11)	2,340,000	5.5%
Brian MacDonald (12)	2,256,396	5.3%
___________________________

*	Less than 1%

(1)	Consists of options to acquire 484,421 shares of common stock issuable upon the exercise of vested and exercisable options.

(2)
Consists of (a) 6,471,067 shares of Common Stock and (b) 2,224,988 shares of Common Stock issuable upon the exercise of vested and exercisable warrants held by Sail Venture Partners, LP.  Sail Venture Partners, LLC is the general partner of Sail Venture Partners, L.P..  The unanimous vote of the managing members of Sail Venture Partners, LLC (who are Walter Schindler, Alan Sellers, Thomas Cain, and David B. Jones), is required to voting and make investment decisions over the shares held by this selling stockholder.  The address of Sail Venture Partners, L.P. is 600 Anton Blvd., Suite 1010, Costa Mesa, CA 92626.

(3)	Consists of options to acquire 20,000 shares of common stock issuable upon the exercise of vested and exercisable options.

(4)
Consists of (a) 8,333 shares of common stock, (b) 2,501 shares of common stock issuable upon the exercise of warrants to purchase common stock and (c) options to acquire 141,667 shares of common stock issuable upon the exercise of vested and exercisable options.

(5)
Consists of (a) 98,544 shares of common stock, which includes 500 shares held by Mr. Hoffman’s daughter (b) options to acquire 644,769 shares of common stock issuable upon the exercise of vested and exercisable options, and (c) warrants to acquire 12,501 shares of common stock.

(6)	Consists of options to acquire 298,492 shares of common stock issuable upon the exercise of vested and exercisable options.

(7)	Consists of options to acquire 17,187 shares of common stock issuable upon the exercise of vested and exercisable options.

(8)
Consists of (a) 6,666,668 shares of common stock and (b) 5,666,667 shares of common stock issuable upon the exercise of vested and exercisable warrants to purchase common stock.  The address of John Pappajohn is 2166 Financial Center, Des Moines, IA 50309.

(9)
Consists of (a) 8,890,795 shares of common stock (including 540,000 shares owned by Mr. Brandt's children and 956,164 shares held by Brandt Ventures), (b) 1,079,728 shares reserved for issuance upon exercise of warrants to purchase common stock (including warrants to purchase 478,082 shares of common stock held by Brandt Ventures) and (c) 1,084,371 shares reserved for issuance upon exercise of options to purchase common stock held by Mr. Brandt.

(10)	Consists of 22,135,407 shares of common stock and 11,697,476 shares of common stock issuable upon the exercise of vested and exercisable options and warrants.

(11)
Consists of 1,800,000 shares of common stock and 540,000 shares reserved for issuance upon exercise of warrants to purchase common stock.  Heartland Group Value Fund is affiliated with Hartland Investor Services, LLC, a registered broker/dealer and member of NASD.  Heartland Group Value Fund purchased or otherwise acquired its shares in the ordinary course of business and, at the time of such purchase/acquisition, had no agreements or understandings, directly or indirectly, with any person, to distribute the securities to be resold.  Mr.Paul T. Beste, Vice President & Secretary of Heartland Group Inc., exercises voting and investment authority over the shares held by this selling stockholder.  The address of the selling stockholder is c/o Brown Brothers Harriman, 140 Broadway St., New York, NY 10005.

(12)
Consists of 1,242,375 shares of common stock and 1,014,021 shares of common stock issuable upon the exercise of vested and exercisable options to purchase common stock.  The address of Brian MacDonald is 4007 Beard Ave. South, Minneapolis, MN 55410.

OTHER MATTERS

Purported September 4 Stockholders Meeting

Pursuant to a notice dated August 25, Leonard Brandt purported to hold a special meeting of stockholders on September 4, 2009.  In his proxy materials accompanying the notice, Mr. Brandt claimed that the record date for the purported meeting was August 24.  Representatives of the Company attended the purported meeting for the purposes of objecting to the meeting and any attempt to take action and to observe the proceedings.  Brandt claimed that a quorum was present and proceeded to call a vote on his proposal to elect himself and his nominees as directors.  He then claimed that his own shares and the shares for which he purportedly held proxies were sufficient to elect Brandt and the other nominees.

As the Company has previously stated in its SEC filings and press releases, Mr. Brandt’s attempt to call and hold a special meeting was not made in compliance with the Company’s bylaws.  While the Company’s bylaws permit stockholders to call special meetings under certain circumstances, in order to validly call a meeting, the stockholder or stockholders wishing to call the meeting must follow certain procedures which Mr. Brandt did not follow.  In addition, even if he had complied with the procedural requirements, his proposal regarding the election of directors was invalid because our bylaws do not permit stockholders to call a special meeting for the purpose of electing directors, as Mr. Brandt claims to have done.  Mr. Brandt was aware of each of these bylaw provisions when he distributed his proxy materials to CNS stockholders and sent his notice of the purported meeting.  In addition, his purported record date of August 24 was invalid because the Company’s board of directors had already established August 27 as the record date, and, as a result, not all of the stockholders entitled to vote at his purported meeting were permitted to do so.  For these reasons, the Company has taken the position that no valid stockholder action was taken on September 4, no changes to the board of directors occurred as a result, and the valid election of the Company’s directors will occur at our annual meeting.

Based on the Company’s review of documents provided by Mr. Brandt, he appears to have obtained a total of 60 proxies representing an aggregate of 16,334,777 shares in connection with the purported September 4 meeting.  As of his purported record date of August 24, there were a total of 28,923,273 CNS shares outstanding, but as of the correct record date of August 27, there were a total of 41,781,129 shares outstanding.  As a result, Mr. Brandt’s claim that he achieved a quorum at the meeting can only be correct if he relies on the incorrect record date; using the correct record date would have resulted in only approximately 39.1% of the shares being present, which is far below the 50%+ necessary to constitute a quorum.  Of the 16,334,777 shares purportedly present at the September 4 meeting in person and by proxy, only approximately 14,300,000 voted in favor of Mr. Brandt and his nominees.  If Mr. Brandt’s own “For” votes are excluded (including his own votes and those of his minor children), only approximately 15.3% of the outstanding shares voted for him, if the number of shares outstanding on August 24 is used.  That percentage drops to 12.2% if the shares of EAC Investment, part of Mr. Brandt’s group that purportedly called the meeting, are excluded.

Subsequent to the purported meeting, Mr. Brandt filed an action in the Delaware Court of Chancery against the Company and its other directors – George Carpenter, Henry T. Harbin, M.D., David B. Jones, Jerome Vaccaro, M.D., John Pappajohn and Tommy Thompson – pursuant to Section 225 of the Delaware General Corporation Law.  Section 225 provides for a statutory mechanism in for the review of contested elections and any other stockholder vote involving Delaware-incorporated companies like CNS. Mr. Brandt’s action seeks to have the Court declare that his meeting and election were valid.  The Company intends to vigorously contest Brandt’s claims and will file its response as required by Delaware law.  As of the date of this proxy statement, no date has been set for any hearings with respect to these matters, and it is currently unclear when the Section 225 action will be heard or decided.  We believe that it is unlikely that there will be a final judicial decision on these matters until after our annual meeting is held. Until that time, the Company’s current directors remain in office and continue to be responsible for all matters relating to CNS.  Mr. Brandt has filed a motion for what is known as a “status quo” order, which asks the Court to order the current directors to operate the Company in the ordinary course of business while the Section 225 action is pending and take or refrain from taking certain actions during that time.  In order to justify the entry of a status quo order, Mr. Brandt must demonstrate (i) that the order will avoid irreparable harm, (ii) that he has a reasonable likelihood of success on the merits of his case and (iii) that the harm to Mr. Brandt in not having the order outweighs the harm to the Company.  The Company intends to contest this motion and also contest the form of order Mr. Brandt is expected to propose; alternatively, the Company will propose its own form of order.  As of the date of this proxy statement, no date has been set for any hearings with respect to these matters, and it is currently unclear when the motion will be heard or decided.

One or more of the requests Mr. Brandt has made through his form of proposed status quo order would operate to prevent us from having our September 29 annual meeting.  The Company believes that this is indicative or Mr. Brandt’s desire to prevent a fair process through which all CNS stockholders are given the opportunity to vote in the election of directors.  If the Court enters a form of status quo order that would operate to prevent us from having our September 29 annual meeting, we will comply with that order and postpone or adjourn the annual meeting to a later date (unless such order prevents us from doing so).  If we postpone or adjourn the meeting, it is our intention to use any proxies we obtain prior to such postponement or adjournment at the meeting when it occurs, subject to any restrictions on our ability to do so under applicable law or order of any court with authority over CNS and/or our annual meeting.  We also may consider appeals or other legal action that would allow us to hold our annual meeting on September 29 or as soon as practicable after that date, although we cannot give you any assurance that we will be successful in our efforts.  However, it is currently our plan to proceed with the annual meeting so as to provide all CNS stockholders to opportunity participate in the election of directors.

As noted above, we believe that it is unlikely that there will be a final judicial decision on the matters to be addressed in the Section 225 action until after our annual meeting is held. Our holding of an annual meeting and the election of directors by our stockholders at that meeting do not, in and of themselves, mean that Mr. Brandt’s Section 225 action will not continue.  Therefore, it is possible that Mr. Brandt could be provided relief that is not consistent with the vote of the stockholders at the September 29 meeting, including the possibility that our nominees will not be deemed to have been elected as directors even if they otherwise would have received the votes of a majority of the CNS stock voting at the meeting.  It is also possible that Mr. Brandt could bring another Section 225 action against the Company to challenge any action taken at our September 29 annual meeting and that a court could provide relief that is not consistent with the vote of the stockholders at the September 29 meeting, including the possibility that our nominees will not be deemed to have been elected as directors even if they otherwise would have received the votes of a majority of the CNS stock voting at the meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and the holders of more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our equity securities. Based solely on our review of the copies of the forms received by us and written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that, during the year ended September 30, 2008, all of our executive officers, directors and the holders of 10% or more of our common stock complied with all Section 16(a) filing requirements, except for Henry Harbin who did not timely file a Form 3 and a Form 4 to report one transaction, and Brad Luce, who did not timely file a Form 4 to report one transaction.

Stockholder Proposals

Any stockholder who intends to present a proposal at the 2010 Annual Meeting of Stockholders for inclusion in the Company’s Proxy Statement and Proxy form relating to such Annual Meeting must submit such proposal to the Company at its principal executive offices by June 2, 2010.  In addition, in the event a stockholder proposal is not received by the Company by August 15, 2010, the Proxy to be solicited by the board of directors for the 2010 Annual Meeting will confer discretionary authority on the holders of the Proxy to vote the shares if the proposal is presented at the 2010 Annual Meeting without any discussion of the proposal in the Proxy Statement for such meeting.

SEC rules and regulations provide that if the date of the Company’s 2010 Annual Meeting is advanced or delayed more than 30 days from the date of the 2009 Annual Meeting, stockholder proposals intended to be included in the proxy materials for the 2010 Annual Meeting must be received by the Company within a reasonable time before the Company begins to print and mail the proxy materials for the 2010 Annual Meeting.  Upon determination by the Company that the date of the 2010 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2009 Annual Meeting, the Company will disclose such change in the earliest possible Quarterly Report on Form 10-Q.

Solicitation Of Proxies

It is expected that the solicitation of Proxies will be by mail.  The cost of solicitation by management will be borne by the Company.  The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable disbursements in forwarding solicitation material to such beneficial owners.  Proxies may also be solicited by certain of our directors and officers, without additional compensation, personally or by mail, telephone, telegram or otherwise.  To date, we have spent $25,000 in connection with the solicitation of security holders and we estimate that the total amount to be spent in connection with such activities will be $75,000. We also may engage a proxy solicitation firm to assist with the solicitation of proxies, although we have not yet determined to do so, and we expect that if we do engage a proxy solicitation firm that the additional cost to be borne by us will be approximately $35,000.

Annual Report On Form 10-K

THE COMPANY’S ANNUAL REPORT ON FORM 10-K, WHICH HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED SEPTEMBER 30, 2008, WILL BE MADE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO CNS RESPONSE, INC., 2755 BRISTOL ST., SUITE 285, COSTA MESA, CALIFORNIA 92626 ATTN: GEORGE CARPENTER.

ON BEHALF OF THE BOARD OF DIRECTORS /s/ George Carpenter George Carpenter, Chairman of the Board and Chief Executive Officer

2755 Bristol St. Suite 285
Costa Mesa, CA 92626
September 15, 2009

APPENDIX I

ADDITIONAL INFORMATION CONCERNING PERSONS WHO MAY ASSIST IN THE
SOLICITATION OF PROXIES BY THE COMPANY

Our board of directors (other than Leonard Brandt) and our named executive officers may assist the Company in soliciting proxies for our Annual Meeting.  Under the rules of the Securities and Exchange Commission they are considered to be “participants” in the Company’s solicitation of proxies for that meeting.  We have included the name of each of these persons in the sections of the proxy statement entitled “PROPOSAL NO. 1 – ELECTION OF DIRECTORS” and “Information Regarding the board of directors and Committees and Company Management.”  In the discussion below, we refer to these persons as “Company Representatives.”

Information regarding the principal occupations and other matters regarding these Company Representatives who are our directors and director nominees is set forth in the section of the proxy statement entitled “PROPOSAL NO. 1 – ELECTION OF DIRECTORS”. Information regarding the principal occupations and other matters regarding these Company Representatives who are our executive officers is set forth in the section of the proxy statement entitled “Information Regarding the board of directors and Committees and Company Management.”  The principal business address for each Company Representative is c/o CNS Response, Inc., 2755 Bristol Street, Suite 285, Costa Mesa, CA 92626.

The number of shares of the Company’s common stock directly or indirectly beneficially owned as of August 31, 2009 by each of the Company Representatives is set forth in the section of the proxy statement entitled “Security Ownership of Certain Beneficial Owners and Management.”  Except as may be disclosed in such section, none of the Company Representatives owns any of the Company’s securities of record but not beneficially.

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth all purchases or sales of securities of the Company by the Company Representatives since August 31, 2007.  Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	Title of Security	Amount Purchased/Sold
John Pappajohn	08/26/2009	Common stock and warrant to purchase common stock	(1)
David Jones	08/26/2009	Common stock and warrant to purchase common stock	(2)
John Pappajohn	08/26/2009	Common stock and warrant to purchase common stock	(3)
David Jones	08/26/2009	Common stock and warrant to purchase common stock	(4)
John Pappajohn	06/12/2009	Warrant to purchase common stock	3,333,333(5)
David Jones	05/14/2009	Warrant to purchase common stock	100,000(6)
David Jones	03/30/2009	Convertible promissory note	*(7)
Henry Harbin	03/17/2009	Option to purchase common stock	56,000
Henry Harbin	04/15/2008	Option to purchase common stock	56,000
Henry Harbin	12/19/2007	Option to purchase common stock	20,000
George Carpenter	10/01/2007	Option to purchase common stock	435,181
George Carpenter	10/01/2007	Option to purchase common stock	533,694

_______________________________

(1)
On August 26, 2009, the Company completed an equity financing transaction of approximately $2 million.  Mr. Pappajohn invested $1,000,000 in the Company’s equity financing.  In exchange for his investment, the Company issued 3,333,3334 shares of common stock to Mr. Pappajohn and a five year non-callable warrant to purchase 1,666,667 shares of common stock at an exercise price of $0.30 per share.  As of the date of this proxy statement, the warrant has not been exercised as to any shares.

(2)
On August 26, 2009, SAIL Venture Partners, LP (“SAIL”) invested $324,000 in the Company’s equity financing.  In exchange for its investment, the Company issued 1,080,000 shares of common stock to SAIL and a five year non-callable warrant to purchase 540,000 shares of common stock at an exercise price of $0.30 per share.  Sail Venture Partners, LLC is the general partner of SAIL, and Mr. Jones is one of four managing members of Sail Venture Partners, LLC who unanimously make voting and investment decisions in relation to the securities held by SAIL.  As of the date of this proxy statement, the warrant has not been exercised as to any shares.

(3)
As a result of the Company completing an equity financing of approximately $2 million on August 26, 2009, the note described below in footnote (5) held by Mr. Pappajohn automatically converted into common stock, with Mr. Pappajohn receiving 3,333,334 shares.  In addition, pursuant to the terms of the note, Mr. Pappajohn received a five year non-callable warrant to purchase 1,666,667 shares of common stock at an exercise price of $0.30 per share.  As of the date of this proxy statement, the warrant has not been exercised as to any shares.

(4)
As a result of the Company completing an equity financing of approximately $2 million on August 26, 2009, the notes described below in footnotes (6) and (7) held by SAIL automatically converted into common stock, with SAIL receiving an aggregate of 1,758,356 shares.  In addition, pursuant to the terms of the notes, SAIL received five year non-callable warrants to purchase an aggregate of 879,178 shares of common stock at an exercise price of $0.30 per share.  As of the date of this proxy statement, the warrants have not been exercised as to any shares.

(5)
This warrant was issued in connection with Mr. Pappajohn’s purchase of a Secured Convertible Promissory Note from the Company in the principal amount of $1,000,000.  The exercise price of the warrant is $0.30 per share and the warrant expires on June 30, 2016.  As of the date of this proxy statement, the warrant has not been exercised as to any shares.  The amount indicated does not include shares of common stock issuable upon conversion of the Secured Convertible Promissory Note.  In the event the Company completes an equity financing transaction of at least $1,500,000 (excluding any and all notes and other liabilities or indebtedness which are converted), the then-outstanding principal amount will automatically convert into the securities issued in such financing at the per share price paid by the investors in such financing.  On August 26, 2009, the Company completed an equity financing of approximately $2 million, and this note was converted in shares of common stock.  Please see footnote (3) above.

(6)
This warrant was issued in connection with the purchase by SAIL of a Secured Convertible Promissory Note from the Company in the principal amount of $200,000.   The exercise price of the warrant is $0.25 per share and the warrant expires on May 31, 2016.  As of the date of this proxy statement, the warrant has not been exercised as to any shares.  The amount indicated does not include shares of common stock issuable upon conversion of the Secured Convertible Promissory Note.  In the event the Company completes an equity financing transaction of at least $1,500,000 (excluding any and all notes and other liabilities or indebtedness which are converted), the then-outstanding principal amount will automatically convert into the securities issued in such financing at 85% of the per share price paid by the investors in such financing.  If the Company issues preferred stock not part of such a financing, SAIL has the option to convert the principal and all accrued, but unpaid interest outstanding into preferred stock issued in such financing at 85% of the per share price paid by the investors for the preferred stock.  On August 26, 2009, the Company completed an equity financing of approximately $2 million, and this note was converted in shares of common stock.  Please see footnote (4) above.

(7)
The amount indicated does not include shares of common stock issuable upon conversion of the Secured Convertible Promissory Note.  In the event the Company completes an equity financing transaction of at least $1,500,000 (excluding any and all notes and other liabilities or indebtedness which are converted), the then-outstanding principal amount will automatically convert into the securities issued in such financing at 90% of the per share price paid by the investors in such financing.  On August 26, 2009, the Company completed an equity financing of approximately $2 million, and this note was converted in shares of common stock.  Please see footnote (4) above.

Miscellaneous Information Regarding Participants

Except as described elsewhere in the proxy statement, there have been no transactions or series of similar transactions during the past year, nor is there any currently proposed transaction or series of similar transactions, (i) to which the Company was or is to be a party, (ii) in which the amount involved exceeds $120,000 and (iii) in which (A) any Company Representative or any of such person’s associates, (B) any security holder known to the Company to own of record or beneficially more than 5% of the Company’s voting securities, or (C) any member of the immediate family of any person specified in (A) or (B) had or will have a direct or indirect material interest.

Except as described elsewhere in the proxy statement, to our knowledge, no Company Representative or any of his associates has entered into any arrangement or understanding with any person with respect to any future employment with the Company or its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party.

Except as described elsewhere in the proxy statement, no Company Representative has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting (and no other person who is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected, has any such interest).

During the past ten years, no Company Representative has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors.

Preliminary Copy

CNS RESPONSE, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 29, 2009

The undersigned hereby appoints George Carpenter and Paul Buck, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of CNS Response, Inc. (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Island Hotel, in Newport Beach, California on Tuesday, September 29, 2009 at 10:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED, AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR IDENTIFIED HEREIN AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Proposal 1.  Election of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED BELOW.

☐ FOR All of the Nominees	☐ WITHHOLD APPROVAL for all of the Nominees.	☐ FOR All of the Nominees, except as indicated below.

INSTRUCTIONS: To withhold authority to vote for any nominee, strike a line through the nominee’s name listed below.

George Carpenter	Henry Harbin, M.D.	David Jones

John Pappajohn	Tommy Thompson	Jerome Vaccaro, M.D.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT AND ANNUAL REPORT. THE UNDERSIGNED HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN FOR SAID MEETING OR ANY AND ALL ADJOURNMENTS, POSTPONEMENTS AND CONTINUATIONS THEREOF.

PLEASE VOTE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IN MAILED IN THE UNITED STATES, OR FAX DIRECTLY TO AMERICAN STOCK TRANSFER & TRUST COMPANY AT 718-921-8331 OR CNS RESPONSE AT 866-294-2611.

36

ANNUAL MEETING OF STOCKHOLDERS OF

CNS RESPONSE, INC.

September 29, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card
are available at www.cnsresponse.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20600000000000001000 1 092909

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Please indicate by checking this box if you anticipate attending the Annual Meeting. ☐

Signature of Shareholder ____________ Date: ______ Signature of Shareholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.